UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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IntriCon Corporation

(Name of Registrant as Specified In Its Charter)

Not Applicable

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INTRICON CORPORATION

1260 Red Fox Road

Arden Hills, Minnesota 55112

    March 24, 2006

    Dear Shareholder:

        It is my great pleasure to invite you to attend the 2005 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, April 26, 2006 at 11:00 a.m., local time, at our offices located at 1260 Red Fox Road, Arden Hills, Minnesota 55112.

        At this year’s Annual Meeting our shareholders will vote on the election of a director to hold office for a term of three years and until his successor is duly elected and qualified and vote on the 2006 Equity Incentive Plan. The official notice of the Annual Meeting, together with the proxy statement and proxy card, are enclosed.

        The vote of every shareholder is important. Therefore, whether or not you expect to attend the meeting in person, I urge you to sign and date the enclosed proxy card and return it promptly in the envelope provided for that purpose. You also have the option of voting by telephone. If you choose to vote by telephone you may call toll-free in the U.S. or Canada, 1-866-626-4508 on a touch-tone telephone. You also have the option of voting over the internet. To do so, log on to www.votestock.com and follow the web site instructions. Once you have cast your vote, be sure to click on “Accept Vote”.

        Thank you for your continued interest in IntriCon Corporation. I look forward to seeing you at the Annual Meeting.

Sincerely,

Mark S. Gorder
President and
Chief Executive Officer

INTRICON CORPORATION

1260 Red Fox Road

Arden Hills, Minnesota 55112

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        The 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of IntriCon Corporation (the “Corporation”) will be held on Wednesday, April 26, 2006 at the Corporation’s offices located at 1260 Red Fox Road, Arden Hills, Minnesota, 55112 at 11:00 a.m., local time, for the following purposes:

        (1)        to elect a director to hold office for a term of three years and until his successor is duly elected and qualified;

        (2)        to approve the 2006 Equity Incentive Plan, as more fully described in the accompanying proxy statement; and

        (3)        to transact such other business as may properly come before the Annual Meeting or any of its adjournments or postponements.

        The Board of Directors has fixed the close of business on March 17, 2006, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. If the Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Annual Meeting.

        All shareholders are cordially invited to attend the meeting, but whether or not you expect to attend the meeting in person, please mark, sign and date the enclosed proxy card and return it promptly in the envelope provided in order that your shares may be voted. You also have the option of voting by telephone. If you choose to vote by telephone you may call toll-free in the U.S. or Canada, 1-866-626-4508 on a touch-tone telephone. You also have the option of voting over the internet. To do so, log on to www.votestock.com and follow the web site instructions. Once you have cast your vote, be sure to click on “Accept Vote”. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors

Michael J. McKenna
Chairman of the Board

    March 24, 2006
    Arden Hills, Minnesota

INTRICON CORPORATION

1260 Red Fox Road

Arden Hills, Minnesota 55112

PROXY STATEMENT

        The enclosed proxy is solicited by the Board of Directors of the IntriCon Corporation (the “Corporation”) for use at the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, April 26, 2006 at the Corporation’s offices located at 1260 Red Fox Road, Arden Hills, Minnesota 55112, at 11:00 a.m., local time, and any adjournment or postponement thereof. This Proxy Statement and accompanying proxy card are first being mailed to shareholders on or about March 24, 2006.

        The Board of Directors has fixed the close of business on March 17, 2006, as the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting. As of March 17, 2006, there were 5,149,814 common shares, par value $1.00 per share (“Common Share”), of the Corporation outstanding, each of which is entitled to one vote on all matters to be presented at the Annual Meeting.

        Proxies in the form enclosed, if properly executed and received in time for voting, and not revoked, will be voted as directed on the proxies. If no directions to the contrary are indicated, the persons named in the proxy will vote all of your Common Shares “for” the election of the nominee for director and “for” the approval of the 2006 Equity Incentive Plan. With respect to any other matter that properly comes before the meeting, the proxy holders will vote the proxies in their discretion in accordance with their best judgment. Sending in a signed proxy will not affect a shareholder’s right to attend the Annual Meeting and vote in person since the proxy is revocable. You also have the option of voting by telephone. If you choose to vote by telephone you may call toll-free in the U.S. or Canada, 1-866-626-4508 on a touch-tone telephone. You also have the option of voting over the internet. To do so, log on to www.votestock.com and follow the web site instructions. Once you have cast your vote, be sure to click on “Accept Vote”. The deadline to vote telephonically or over internet is Tuesday, April 25, 2006, p.m., eastern standard time.

        Any shareholder who submits a proxy may revoke it at any time before the proxy is voted at the Annual Meeting by delivering a later dated proxy or by giving written notice to the Secretary of the Corporation or attending the Annual Meeting in person and so requesting. If you vote by telephone or over the internet, you may change your vote telephonically or over the internet by following the procedures used to submit your initial vote. The last vote received chronologically will supersede any prior votes. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

        The presence, in person or represented by proxy, of the holders of a majority of the outstanding Common Shares will constitute a quorum for the transaction of business at the Annual Meeting. All Common Shares present in person or represented by proxy (including “broker non-votes”) and entitled to vote at the Annual Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum. If the Annual Meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned Annual Meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing a director.

        If the Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the Notice of Annual Meeting.

        Each Common Share is entitled to one vote on each matter that may be brought before the Annual Meeting. The election of a director will be determined by a plurality vote and the nominee receiving the highest number of “for” votes will be elected. Approval of any other proposal, including approval of the 2006 Equity Incentive Plan, will require the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy. Under the Pennsylvania Business Corporation Law, an abstention, withholding of authority to vote or broker non-vote, will not have the same legal effect as an “against” vote and will not be counted in determining whether the proposal has received the required shareholder vote.

        The cost of this solicitation will be borne by the Corporation. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype by officers, directors or employees of the Corporation, without additional compensation. Upon request, the Corporation will pay the reasonable expenses incurred by record holders of the Corporation’s Common Shares who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy materials and the annual report to shareholders to the beneficial owners of the shares they hold of record.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Board of Directors currently consists of four members divided into three classes.

        The Board of Directors, based upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Nicholas A. Giordano as Director and for re-election at the Annual Meeting to serve until the 2009 annual meeting of shareholders and until his respective successor has been duly elected and qualified. The nominee is a current director of the Corporation and has been previously elected as a director by the Corporation’s shareholders. Mr. Giordano has indicated his willingness to continue serving as director. The Board of Directors knows of no reason why the nominee would be unable to serve as director. If the nominee should for any reason be unable to serve, then the proxies will be voted for the election of such substitute nominee as the Board of Directors may designate, unless the Board of Directors reduces the number of directors on the board.

        Assuming a quorum is present, the nominee receiving the highest number of “for” votes will be elected. For such purposes, an abstention, the withholding of authority to vote or broker non-vote will not be counted in determining whether the proposal has received the required shareholder vote. The Board of Directors recommends that the shareholders vote “for” the election of Mr. Giordano as a director for the ensuing term.

        The following table sets forth certain information concerning the nominees and the persons whose terms as directors will continue after the Annual Meeting, including their ages and principal occupations during the past five years:

Name, Age and Occupation	Director Since	Term Expires
Nicholas A. Giordano (63) has served as a business consultant and investor since 1997. Mr. Giordano was Interim President of LaSalle University from July 1998 to June 1999. From 1981 to 1997, Mr. Giordano was President and Chief Executive Officer of the Philadelphia Stock Exchange. Mr. Giordano serves as a trustee of W.T. Trust and Kalmar Pooled Investment Trust, mutual funds, and as a Director of Independence Blue Cross of Philadelphia.	2000	2006

Robert N. Masucci (68) has served as the Chairman of the Board of Montgomery Capital Advisors, Inc., a consulting company, since 1990 and, Chairman of the Board of Barclay Brand Ferdon, Inc., a distribution company, since 1996. Prior to 1990, Mr. Masucci was President and Chief Executive Officer of Drexel Industries, Inc., a forklift manufacturer.	2002	2008

Mark S. Gorder (59) has served as the President and Chief Executive Officer of the Corporation since April 2001; President and Chief Operating Officer of the Corporation from December 2000 to April 2001; and Vice President of the Corporation from 1996 to December 2000. Mr. Gorder has been President and Chief Executive Officer of Resistance Technology, Inc., a subsidiary of the Corporation, since 1983.	1996	2007

Name, Age and Occupation	Director Since	Term Expires
Michael J. McKenna (71) has served as Chairman of the Board of Directors of the Corporation since April 2001. In March 2001, Mr. McKenna retired as the Vice Chairman and a Director of Crown Cork & Seal Company, Inc., a manufacturing company. From 1995 to 1998, Mr. McKenna was the President and Chief Operating Officer and, prior to 1995, was the Executive Vice President and President of the North American Division of Crown Cork & Seal Company, Inc.	1998	2007

Messrs. Giordano and Masucci are first cousins.

Independence of the Board of Directors

        The Board of Directors has determined that the following directors, constituting a majority of the members of the Board, are independent as defined in the corporate governance rules of the American Stock Exchange: Messrs. Giordano, Masucci and McKenna.

Communication with the Board

        Shareholders may communicate with the Board of Directors, including any individual director, by sending a letter to the Board of Directors, c/o Corporate Secretary, IntriCon Corporation, 1260 Red Fox Road, Arden Hills, Minnesota 55112. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit your correspondence to the Chairman of the Board or to any specific director to whom the correspondence is directed.

Meetings of the Board and Committees

        The Corporation’s Board of Directors held 13 formal meetings and 16 telephonic meetings in 2005. During 2005, all directors of the Corporation attended at least 75% of the total number of meetings of the Board of Directors of the Corporation and all committees of which they were members.

Attendance at Annual Meeting of Shareholders

        The Board of Directors has adopted a policy that all of the directors should attend the Annual Meeting of Shareholders, absent exceptional cause. Last year, the 2005 Annual Meeting of Shareholders was held on May 4, 2005, adjourned to and reconvened on May 18, 2005. All of the directors attended the 2005 Annual Meeting of Shareholders held on May 4, 2005 and Mr. McKenna attended the reconvened meeting on May 18, 2005.

Director Compensation

        In 2005, Mr. McKenna received an annual retainer of $44,000 for services performed as Chairman of the Board. The other directors who were not officers of the Corporation received an annual retainer of $24,000. Non-employee Directors were also entitled to $800 per Board or Committee meeting attended on a particular day and $400 for each additional Board or Committee meeting attended on the same day, except for meetings of the Nominating and Corporate Governance Committee, where no per meeting compensation is paid. Mr. Giordano received $2,000 per meeting for his services as Chairman of the Audit Committee in lieu of the regular per meeting fee. In 2005, Mr. Masucci received a one-time payment of $50,000 for his services on a special committee established by the Board to assist in the sale of the Corporation’s burners and components business. Total fees paid for services in 2005 were $107,300, $43,200 and $84,000 to Messrs. McKenna, Giordano and Masucci, respectively. Directors did from time to time decide to waive collecting fees on telephonic Board and Committee meetings. Under the Corporation’s Non-Employee Directors Stock Option Plan, directors who are not employees of the Corporation or any of its subsidiaries receive an automatic one-time grant of an option to acquire 5,000 Common Shares of the Corporation upon their initial election or appointment to the Board of Directors and are also eligible to receive discretionary grants. A copy of the form of stock option agreement is filed as an exhibit to the Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2005. In 2005, Messrs. Giordano, Masucci and McKenna were each granted options to purchase 10,000 common shares which vest in three equal annual installments. As of December 31, 2005, options to purchase 222,500 Common Shares were granted and outstanding under the Non-employee Directors Stock Option Plan. If the 2006 Equity Incentive Plan is approved by shareholders, no further grants will be made under the Non-employee Directors Stock Option Plan.

        Effective January 1, 2006, each non-employee member of the Board will receive $1,000 for each Board meeting attended in person and $500 for each telephonic meeting of the Board participated in, and $1,000 for each committee meeting attended and $500 participated in by telephone of which such non-employee member of the Board is a member. In 2006, the Chairman of the Board will receive an annual retainer of $49,000. Each non-employee member of the Board, other than the Chairman of the Board and the Chairman of the Audit Committee, will receive an annual retainer of $24,000. The Chairman of the Audit Committee will receive an annual retainer of $34,000. Each of the annual retainers will be paid on a quarterly basis. If approved by the shareholders, directors will be eligible to receive awards pursuant to the 2006 Equity Incentive Plan.

Committees of the Board

        The Board of Directors of the Corporation has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

        Audit Committee.   The Board of Directors of the Corporation has appointed a standing Audit Committee consisting of Messrs. Giordano (Chairman), Masucci, and McKenna. The Board of Directors has determined that each member of the Audit Committee is independent, as defined in applicable American Stock Exchange corporate governance rules and SEC regulations. In addition, the Board of Directors has determined that Mr. Giordano qualifies as an audit committee financial expert, as defined in applicable SEC rules. The Audit Committee held 5 in-person meetings in 2005. In addition, the Audit Committee held 9 telephonic meetings with the Corporation’s management and/or independent auditors.

        The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which can be found as Appendix A to the Corporation’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2005. The principal duties of the Audit Committee are to monitor the integrity of the financial statements of the Corporation, the compliance by the Corporation with legal and regulatory requirements and the independence and performance of the Corporation’s independent auditors. The Audit Committee also approves all related party transactions and establishes procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submissions by the Corporation’s employees of concerns regarding questionable accounting or auditing matters. In addition, the Committee selects the firm to be engaged as the Corporation’s independent public accountants, and approves the engagement of the independent public accountants for all non-audit activities permitted under the Sarbanes-Oxley Act of 2002. The report of the Audit Committee appears on page 27.

        Compensation Committee.   The Board of Directors of the Corporation has appointed a standing Compensation Committee currently consisting of Messrs. McKenna (Chairman), Giordano, and Masucci. The Board of Directors has determined that each member of the Compensation Committee is independent, as defined in applicable American Stock Exchange corporate governance rules. The Compensation Committee reviews and makes recommendations to the Board of Directors concerning officer compensation and officer and employee bonus programs and administers the Corporation’s 2001 Stock Option Plan, Amended and Restated 1994 Stock Option Plan and Non-Employee Directors Stock Option Plan. If the 2006 Equity Incentive Plan is approved by shareholders, it will be administered by the Committee. This Committee met 4 times in 2005. The report of the Compensation Committee is set forth beginning on page 10.

        Nominating and Corporate Governance Committee.   The Board of Directors of the Corporation has appointed a standing Nominating and Corporate Governance Committee currently consisting of Messrs. McKenna (Chairman), Giordano, and Masucci. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent, as defined in applicable American Stock Exchange corporate governance rules. The Nominating and Corporate Governance Committee met 2 times in 2005.

        The Nominating and Corporate Governance Committee is governed by a written charter approved by the Board of Directors, a copy of which can be found as Appendix A to the Corporation’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 25, 2004. The principal duties of the Nominating and Corporate Governance Committee are to identify individuals qualified to become members of the Board consistent with the criteria approved by the Committee, consider nominees made by shareholders in accordance with the Corporation’s bylaws, select, or recommend to the Board, the director nominees for each annual shareholders meeting, recommend to the Board directors to be appointed to each Committee of the Board, recommend to the Board whether to increase or decrease the size of the Board, develop and recommend to the Board corporate governance principles and oversee the evaluations of the Board and senior management.

Director Nomination Process

        Consideration of Director Candidates Recommended or Nominated by Shareholders.   The Nominating and Corporate Governance Committee will consider properly submitted shareholder recommendations for director candidates. A shareholder who wishes to recommend a prospective director nominee should send a signed and dated letter to the Chairman of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, IntriCon Corporation, 1260 Red Fox Road, Arden Hills, Minnesota 55112. Under the Corporation’s amended and restated bylaws, a shareholder who desires to nominate directors for election at the Corporation’s shareholders meeting must comply with the procedures summarized below:

•	shareholder nominations for directors to be elected, which have not been previously approved by the Nominating and Corporate Governance Committee, must be submitted to the Corporate Secretary not later than the latest date by which shareholder proposals must be submitted to the Corporation for inclusion in the proxy statement pursuant to SEC Rule 14a-8;

•	shareholder nominations must be in writing and sent either by personal delivery, nationally recognized express mail or U.S. mail, postage prepaid;

•	each shareholder nomination must set forth the following:

•	the name and address of the shareholder making the nomination and the person(s) nominated;

•	a representation that the shareholder is a holder of record, and/or a beneficial owner, of voting stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to vote for the person(s) nominated;

•	a description of all arrangements and understandings between the shareholder and each nominee and any other person(s), naming such person(s), pursuant to which the nomination was submitted by the shareholder;

•	such other information regarding the shareholder nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Nominating and Corporate Governance Committee, including the principal occupation of each nominee; and

•	the consent of each nominee to serve as a director if so elected.

        The Nominating and Corporate Governance Committee has the sole authority to select, or to recommend to the Board of Directors, the nominees to be considered for election as a director. The officer presiding over the shareholders meeting, in such officer’s sole and absolute discretion, may reject any nomination not made in accordance with the foregoing procedures.

        The deadline for submitting the letter recommending a prospective director nominee for the 2007 Annual Meeting of Shareholders is November 27, 2006.

        The Corporation’s amended and restated bylaws are available, at no cost, at the SEC’s website, www.sec.gov, as Exhibit 3.2 to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005 or upon the shareholder’s written request directed to the Corporate Secretary at the address given above.

        Director Qualifications.   Nominees for director must be at least 21 years old. Nominees for director will be selected on the basis of outstanding achievement in their careers; broad experience; education; independence under applicable American Stock Exchange and SEC rules; financial expertise; integrity; financial integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board and committee duties. The proposed nominee should have sufficient time to devote their energy and attention to the diligent performance of the director’s duties, including attendance at Board and committee meetings and review of the Corporation’s financial statements and reports, SEC filings and other materials. Finally, the proposed nominee should be free of conflicts of interest that could prevent such nominee from acting in the best interest of shareholders.

        Additional special criteria apply to directors being considered to serve on a particular committee of the Board. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand the Corporation’s financial statements.

        Identifying and Evaluating Nominees for Director.   The Nominating and Corporate Governance Committee assesses the appropriate size of the Board in accordance with the limits fixed by the Corporation’s charter and bylaws, whether any vacancies on the Board are expected and what incumbent directors will stand for re-election at the next meeting of shareholders. If vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers candidates for director suggested by members of the Nominating and Corporate Governance Committee and other Board members as well as management, shareholders and other parties. The Nominating and Corporate Governance Committee also has the sole authority to retain a search firm to identify and evaluate director candidates. Except for incumbent directors standing for re-election as described below, there are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director, based on whether the nominee is recommended by a shareholder or any other party.

        In the case of an incumbent director whose term of office expires, the Nominating and Corporate Governance Committee reviews such director’s service to the Corporation during the past term, including, but not limited to, the number of Board and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the general qualifications for a director outlined above, including the director’s independence, as well as any special qualifications required for membership on any committees on which such director serves. When a member of the Nominating and Corporate Governance Committee is an incumbent director eligible to stand for re-election, such director will not participate in that portion of the Nominating and Corporate Governance Committee meeting at which such director’s potential nomination for election as a director is discussed by the Nominating and Corporate Governance Committee.

        In the case of a new director candidate, the Nominating and Corporate Governance Committee will evaluate whether the nominee is independent, as independence is defined under applicable American Stock Exchange corporate governance rules, and whether the nominee meets the qualifications for director outlined above as well as any special qualifications applicable to membership on any committee on which the nominee may be appointed to serve if elected. In connection with such evaluation, the Nominating and Corporate Governance Committee determines whether the committee should interview the nominee, and if warranted, one or more members of the Nominating and Corporate Governance Committee interviews the nominee in person or by telephone.

        Upon completing the evaluation, and the interview in case of a new candidate, the Nominating and Corporate Governance Committee makes a decision as to whether to nominate the director candidate for election at the shareholders meeting.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND CERTAIN OFFICERS

        The following table sets forth certain information as of March 17, 2006, concerning beneficial ownership of the Common Shares by (i) persons or groups of persons shown by Securities and Exchange Commission records to own beneficially more than 5% of the Common Shares (ii) directors and nominees, (iii) the executive officers named in the Summary Compensation Table included herein and (iv) all directors and executive officers as a group.

Name	Number of Shares Beneficially Owned(1)	Percent of Class
Dimensional Fund Advisors, Inc. (2) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	319,800	6.2%

Estate of Siggi B. Wilzig (4) c/o Herrick, Feinstein LLP 2 Penn Plaza Newark, NJ 07105	336,575	6.5%

Mario J. Gabelli (3) Gabelli Asset Management Inc. Gabelli Group Capital Partners, Inc. One Corporate Center Rye, NY 10580	414,000	8.0%

The Trust Company of New Jersey (5) 35 Journal Square Jersey City, NJ 07306	463,700	9.0%

Mark S. Gorder Director, President and Chief Executive Officer (6)	412,850	7.9%

Michael J. McKenna Chairman of the Board of Directors (7)	73,766	1.3%

Nicholas A. Giordano Director (8)	61,866	1.2%

Robert N. Masucci Director (9)	84,866	1.6%

Chris Conger Vice President, Engineering (10)	10,000	*

Michael Geraci Vice President, Sales (11)	17,000	*

Dennis Gonsior Vice President, Global Operations (12)	12,000	*

William J. Kullback Vice President, Chief Financial Officer, Secretary, and Treasurer	5,000	*

All Directors and Executive Officers as a Group (8 persons) (13)	677,348	12.6%

_________________
* Less than 1% .

Footnotes for the Table of Beneficial Ownership of Common Shares

(1)

Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares. The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission. The information does not necessarily indicate beneficial ownership for any other purpose. The same Common Shares may be beneficially owned by more than one person. Beneficial ownership, as set forth in the regulations of the Securities and Exchange Commission, includes securities as to which the person has or shares voting or investment power. Common Shares issuable upon the exercise or conversion of securities currently exercisable or convertible or exercisable or convertible within 60 days of March 17, 2006 are deemed outstanding for computing the share ownership and percentage ownership of the person holding such securities, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership may be disclaimed as to certain of the securities.

(2)

Based upon a Schedule 13G/A filed with the SEC on February 6, 2006. According to the Schedule 13G/A, Dimensional Fund Advisors Inc. (“Dimensional”), is an investment advisor that furnishes investment advice to four investment companies, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Dimensional Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the Common Shares that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the Common Shares held by the Dimensional Funds. The Schedule 13G/A states that to Dimensional’s knowledge, no one Dimensional Fund beneficially owns five percent or more of the Common Shares. Dimensional disclaims beneficial ownership of all of the Common Shares.

(3)	Based upon a Schedule 13D filed with the SEC on October 2, 2003.
(4)

Based upon a Schedule 13G/A filed with the SEC on November 24, 2004. According to the Schedule 13G/A, 249,000 shares were reported as owned by GAMCO Investors, Inc. (“GAMCO”) and 165,000 shares were reported as owned by Gabelli Advisors, Inc. (“Advisors”). The Schedule 13G/A reports that: Mario J. Gabelli is the majority stockholder and Chairman of the Board of Directors and Chief Executive Officer of Gabelli Group Capital Partners, Inc. (“Gabelli Partners”) and Gabelli Asset Management Inc. (“GAM”), and the Chief Investment Officer for GAMCO, Advisors and GAM; Gabelli Partners is the majority shareholder of GAM; GAM is the sole stockholder of GAMCO; GAM is also the majority stockholder of Gabelli Securities, Inc. (“GSI”) and the largest shareholder of Advisers. According the Schedule 13G/A, each of Mr. Gabelli, GAM and Gabelli Partners is deemed to have beneficial ownership of the Common Shares owned beneficially by GAMCO and Advisors.

(5)	Based upon a Schedule 13D/A filed with the SEC on February 9, 2004.
(6)

Includes 85,000 shares which Mr. Gorder has the right to acquire within 60 days of March 17, 2006 through the exercise of stock options. Does not include 10,000 Common Shares owned by his daughter. Mr. Gorder, whose business address is 1260 Red Fox Road, Arden Hills, MN 55112, is also President and Chief Executive Officer of Resistance Technology, Inc., a wholly owned subsidiary of the corporation.

(7)	Includes 44,166 shares which Mr. McKenna has the right to acquire within 60 days of March 17, 2006 through the exercise of stock options.
(8)	Includes 36,666 shares which Mr. Giordano has the right to acquire within 60 days of March 17, 2006 through the exercise of stock options.
(9)	Includes 36,666 shares which Mr. Masucci has the right to acquire within 60 days of March 17, 2006 through the exercise of stock options.
(10)	Includes 6,500 shares which Mr. Conger has the right to acquire within 60 days of March 17, 2006 through the exercise of stock options.
(11)	Includes 14,000 shares which Mr. Geraci has the right to acquire within 60 days of March 17, 2006 through the exercise of stock options.
(12)	Includes 11,000 shares which Mr. Gonsior has the right to acquire within 60 days of March 17, 2006 through the exercise of stock options.
(13)	Includes 233,998 shares which directors and executive offices have the right to acquire within 60 days of March 17, 2006 through the exercise of stock options.

EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

Compensation Committee Report

        The Corporation’s compensation program for executive officers, which is administered by the Compensation Committee of the Board of Directors, is designed to align a significant portion of executive officer compensation with the Corporation’s business objectives and performance.

        The Corporation’s executive officer compensation program consists of base salary, potential annual cash incentive compensation and long-term incentive compensation in the form of stock options. Executive officers are also covered under medical, life insurance, and 401K savings plans generally available to employees of the Corporation or the business unit managed by the executive officer. The potential incentive compensation for executive officers is designed to achieve the Corporation’s objectives of attracting, retaining, motivating and rewarding talented executives.

        The Corporation’s executive officers are Mark S. Gorder, William J. Kullback, Michael Geraci, Dennis Gonsior, and Chris Conger.

Elements of Executive Compensation

        Base Salary.  Through its evaluation of executive officers’ performance and the Corporation’s performance, the Compensation Committee determines the total base salary of Mark S. Gorder, the Corporation’s Chief Executive Officer, and other executive officers. In each case, the Compensation Committee takes into account the results achieved by the executive, the executive’s future potential, scope of responsibilities and experience, and competitive salary practices. In fiscal 2005, Messrs. Gorder’s, Kullback’s, Geraci’s, Gonsior’s, and Conger’s base salaries were $275,000, $175,000, $135,000, $112,000 and $130,000, respectively. For fiscal 2006, Messrs. Gorder’s, Kullback’s, Geraci’s, Gonsior’s, and Conger’s base salaries are $300,000, $185,000, $150,000, $140,000, and $140,000, respectively. See “—Compensation of Chief Executive Officer.”

        Annual Cash Incentive Compensation.   The Compensation Committee’s philosophy is that a significant portion of the total potential compensation of the Chief Executive Officer and other executive officers should depend upon the degree of the Corporation’s or a business unit’s financial success in a particular year.

        In 2005, the Compensation Committee recommended to the Board of Directors and the Board of Directors approved an incentive compensation program for 2005 that applied financial performance measures tailored to the desired contribution to the overall financial results of the Corporation. The Compensation Committee approved bonuses for the executive officers if a certain earnings per share target was met in fiscal year 2005 (calculated after giving effect to any bonuses accrued). If the earnings per share target was met, each executive officer is eligible to receive a cash bonus in the amount of 10% of such executive officer’s current base salary (pro rated in the event the executive officer has not been with the Corporation for the full fiscal year). For fiscal 2005, Mesrs. Gorder, Kullback, Geraci, Gonsior and Conger were awarded a cash bonus of $27,500, $8,750, $13,500, $11,200 and $13,000, respectively.

        The Compensation Committee also approved the 2006 Bonus Plan (the “Bonus Plan”), which is not set forth in a written agreement. Pursuant to the Bonus Plan, each of the executive officers is eligible to receive a cash bonus based on the Corporation exceeding certain earnings per share target amounts for the fiscal year 2006 (calculated after giving effect to any bonuses accrued under the Bonus Plan). Depending upon the earnings per share target amount, Mr. Gorder is eligible to receive a bonus up to 100% of his base salary and each of the other executive officers are eligible to receive a bonus up to 50% of their respective base salary.

        Long-Term Incentive Compensation in the Form of Stock Options.   The Corporation’s 2001 Stock Option Plan is its long-term incentive plan for officers and key employees. This plan is designed to further align the interests of the Corporation’s executive officers and its shareholders by creating a direct link between long-term executive compensation and long-term shareholder value. Since all options are granted at fair market value at the time of grant, there is no built-in profit and thus the value of the option is tied solely and directly to increases in value of the Common Shares. Stock options are granted to the Corporation’s executive officers from time to time, as deemed appropriate by the Compensation Committee, based on various factors, including the executive’s ability to contribute to the Corporation’s long-term growth and profitability. In 2004, the Compensation Committee granted to Messrs. Gorder, Kullback, Conger, Geraci and Gonsior options to purchase 50,000, 50,000, 7,500, 25,000 and 25,000 Common Shares, respectively.

Compensation of the Chief Executive Officer

        The Compensation Committee reviewed all components of Mr. Gorder’s compensation, including salary, bonus and long-term incentive compensation. Based on its review, the Compensation Committee approved that the Corporation enter into a new employment agreement with Mr. Gorder pursuant to which Mr. Gorder’s base salary will be set by the Board of Directors or Compensation Committee, but in no event will the base salary be less than $275,000. This minimum base salary requirement is the same minimum that was contained in Mr. Gorder’s previous employment agreement. The Compensation Committee set Mr. Gorder’s base salary for 2005 at $275,000 and for 2006 at $300,000. The material terms of the employment agreement are described on pages 14 and 15 and the agreement itself is filed as an exhibit to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004. As previously discussed, Mr. Gorder received a bonus of $27,500 for services rendered in 2005.

        For 2006, Mr. Gorder is eligible to receive a bonus up to 100% of his base salary pursuant to the Bonus Plan.

        The Compensation Committee also reviewed perquisites and other compensation paid to Mr. Gorder for fiscal 2005, and found these amounts to be reasonable.

THE COMPENSATION COMMITTEE
Michael J. McKenna, Chairman
Nicholas A. Giordano
Robert N. Masucci

Summary Compensation Table

        The following table sets forth certain information concerning compensation paid or accrued by the Corporation and its subsidiaries for the years indicated to the Corporation’s Chief Executive Officer and its four most highly compensated executive officers that made over $100,000 in annual compensation for the fiscal year ended December 31, 2005 (the “Named Officers”).

Name and Principal Position	Year	Annual Compensation			Long Term Compensation Awards		All Other Compensation ($)(2)
		Salary ($)		Bonus ($)(1)	Securities Underlying Options (#)
Mark S. Gorder	2005	$279,535		$27,500	50,000		$8,622
President and Chief Executive Officer	2004	265,784		—	—		8,472
	2003	265,539		—	50,000	(3)	8,472

Chris Conger	2005	$126,737		$13,000	7,500		$4,165
Vice President, Engineering	2004	105,495		—	7,500		3,358
	2003	99,425		—	—		3,162

Michael Geraci	2005	$134,500		$13,500	25,000		$4,428
Vice President, Sales	2004	125,352		—	15,000	(4)	4,123
	2003	125,352		—	—		4,123

Dennis Gonsior	2005	$112,164		$11,200	25,000		$3,678
Vice President, Global Operations	2004	106,556		—	15,000	(4)	3,490
	2003	106,556		—	—		3,490

William J. Kullback Chief Financial Officer, Vice President, Treasurer, and Secretary	2005	$114,427	(5)	$8,750	50,000		$1,565
_________________
(1)	Bonuses were earned in fiscal 2005 and paid in fiscal 2006.
(2)

Represents the Corporation’s or a subsidiary’s contributions to the Named Officer’s account under retirement plans and group term life insurance. In 2005, the Corporation made contributions of $6,300, $3,802, $4,035, $3,365 and $1,212 to the retirement plan accounts and $2,322, $363, $393, $313 and $353 to the group term life insurance plans for the benefit of Messrs. Gorder, Conger, Geraci, Gonsior and Kullback, respectively.

(3)

Mr. Gorder was granted an option to purchase 50,000 shares in 2003 which became exercisable upon the earlier of certain corporate goals in 2004 or seven years after the date of the grant. Because the Corporation did not meet the goals established for 2004, the Compensation Committee and Mr. Gorder agreed to cancel his 2003 options.

(4)

Mr. Geraci and Mr. Gonsior were granted options to purchase 15,000 shares each in 2004 which became exercisable upon the earlier of certain corporate goals in 2004 or seven years after the date of the grant. Because the Corporation did not meet the goals established for 2004, the Compensation Committee and Mr. Geraci and Mr. Gonsior agreed to cancel their 2004 options.

(5)	Represents a partial year as Mr. Kullback began his employment with the Company on April 25, 2005.

Options in 2005
        The following table sets forth certain information about stock option grants by the Corporation to the Named Officers in fiscal 2005.

Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in 2005(2)	Exercise Price Per Share	Expiration Date
					5%	10%
Mark S. Gorder President and Chief Executive Officer	50,000	25.3%	$2.45	7/27/2015	$77,040	$195,233

Chris Conger Vice President, Engineering	7,500	3.8	2.45	7/27/2015	11,556	29,285

Michael Geraci Vice President, Sales	25,000	12.7	2.45	7/27/2015	38,520	97,617

Dennis Gonsior Vice President, Global Operations	25,000	12.7	2.45	7/27/2015	38,520	97,617

William J. Kullback Chief Financial Officer, Vice President, Treasurer and Secretary	50,000	25.3	1.95	4/25/2015	61,317	155,390
_________________
(1)

These options vest from between 3 and 5 years. Options held by Messrs. Gorder and Kullback immediately vest upon a change of control, as defined in their respective of change of control or asset sale agreement with the Corporation. See “—Change-of-Control Arrangements.”

(2)	During 2005, the Corporation granted options to employees to purchase a total of 197,500 common shares under the 2001 Stock Option Plan.
(3)

These amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The rates of appreciation used in this table are prescribed by regulation of the Securities and Exchange Commission and are not intended to forecast future appreciation of the market value of the Common Shares.

Aggregated Option Exercises in 2005 and 2005 Year-End Option Values

        The following table sets forth certain information concerning the number of options exercised in fiscal 2005 and the number of unexercised options and the value of unexercised in-the-money options at the 2005 fiscal year end held by Named Officers.

Name	Shares Acquired on Exercise	Value Realized	Number of Shares Covered by Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark S. Gorder	—	—	80,000	55,000	$66,300	$92,200
Chris Conger	—	—	6,500	12,500	9,165	22,875
Michael Geraci	—	—	14,000	25,000	7,770	44,750
Dennis Gonsior	—	—	11,000	25,000	5,550	44,750
William J. Kullback	—	—	—	50,000	—	114,500
_________________
(1)

Represents the difference between the option exercise price and the fair market value of the Common Shares at December 31, 2005. In-the-money options are those where the fair market value of the underlying securities exceeds the exercise price of the option. The closing price of the Common Shares on December 31, 2005, was $4.24 per share.

Employment Agreements

        Mark S. Gorder.   On March 30, 2005, the Corporation entered into an employment agreement with Mr. Gorder, dated as of December 4, 2004, whereby Mr. Gorder agreed to serve as the Corporation’s Chief Executive Officer and President. The employment agreement will expire on April 30, 2006, unless further extended by Mr. Gorder and the Corporation. Mr. Gorder’s base salary will be established from time to time by the Board of Directors or the Compensation Committee of the Board of Directors of the Corporation. In no event will Mr. Gorder’s base salary be less than $275,000. The Compensation Committee set Mr. Gorder’s base salary at $275,000 for fiscal 2005 and $300,000 for fiscal 2006. Mr. Gorder is entitled to receive performance bonuses in accordance with the policies and plans of the Corporation in place from time to time with respect to the payment of bonuses to executive officers. Mr. Gorder is also entitled to participate in the Corporation’s employee benefit plans and benefit programs, including medical benefit programs, stock options under the Corporation’s 2001 Stock Option Plan or any additional plans or programs, as may from time to time be provided by the Corporation for its executive officers. Additionally, the Corporation maintains disability insurance for his benefit. Under the employment agreement, the Corporation is required to reimburse Mr. Gorder for his country club membership fees and provide him with an automobile for use in connection with the performance of his duties under the employment agreement and reimburse him for all expenses reasonably incurred by him for the maintenance and operation, including fuel, of the automobile. The Corporation reimbursed Mr. Gorder $2,500 for the cost of consulting with counsel in connection with the negotiation of the employment agreement.

        Upon termination of Mr. Gorder’s employment due to a disability, Mr. Gorder is entitled to continue to receive medical benefits coverage for him and his wife (if any) in accordance with the Corporation’s policies in effect from time to time through the remainder of the then-current term of the employment agreement, and is entitled to benefits under the disability policy to the extent provided therein. In the event of Mr. Gorder’s death during the term of the employment agreement, his wife (if any) is entitled to continue to receive medical benefits coverage in accordance with the Corporation’s policies in effect from time to time through the remainder of the then-current term of the employment agreement.

        The Corporation may terminate Mr. Gorder’s employment for Cause (as defined in the employment agreement). If Mr. Gorder’s employment is terminated by the Corporation prior to the end of the term for any reason other than Cause (as defined in the employment agreement) or the death or disability: (i) the Corporation must either (A) continue to pay Mr. Gorder his base salary or any performance bonus accrued (based on not less than the previous year’s bonus and prorated to the end of the term) during the remainder of the then-current term of the employment agreement, or (B) if Mr. Gorder requests in writing, pay him in a lump sum upon such termination the present value of the payments that would have been made under clause (A), using a discount rate of 6 percent per year. Additionally, Mr. Gorder will be entitled to continue to receive medical benefits coverage in accordance with the Corporation’s policies in effect from time to time through the remainder of the then-current term of the employment agreement. To be entitled to any payments Mr. Gorder must execute and deliver to the Corporation an agreement releasing the Corporation from all claims, undertaking to maintain confidentiality of the agreement and indemnify the Corporation if Mr. Gorder breaches such agreement. If Mr. Gorder’s employment is terminated by the Corporation during the term of the employment agreement for any reason other than for Cause (as defined in the employment agreement) or if he terminates his employment during the term of the employment agreement under circumstances that would constitute an Involuntary Termination (as defined in the Change-of-Control Agreement), then any stock options granted to him which have not been exercised prior to his termination will accelerate and be exercisable in full.

        If Mr. Gorder becomes entitled to any payment by the terms of the Change-of-Control Agreement, he is not entitled to any additional payment under the employment agreement (other than accrued and unpaid bonus, salary and benefits) unless otherwise provided for in the employment agreement.

        William J. Kullback.   On April 25, 2005, the Corporation entered into an employment agreement with Mr. Kullback whereby Mr. Kullback agreed to serve as the Corporation’s Chief Financial Officer, Treasurer and Secretary. The employment agreement will expire on April 24, 2006, unless further extended by Mr. Kullback and the Corporation. Mr. Kullback’s base salary will be established from time to time by the Board of Directors or the Compensation Committee of the Board of Directors of the Corporation. In no event will Mr. Kullback’s base salary be less than $175,000. The Compensation Committee set Mr. Kullback’s base salary at $175,000 for fiscal 2005 and $185,000 for fiscal 2006. Mr. Kullback is entitled to receive performance bonuses in accordance with the policies and plans of the Corporation in place from time to time with respect to the payment of bonuses to executive officers. Mr. Kullback is also entitled to participate in the Corporation’s employee benefit plans and benefit programs, including medical benefit programs, stock options under the Corporation’s 2001 Stock Option Plan or any additional plans or programs, as may from time to time be provided by the Corporation for its executive officers. Additionally, the Corporation maintains disability insurance for his benefit.

        Upon termination of Mr. Kullback’s employment due to a disability, Mr. Kullback is entitled to continue to receive medical benefits coverage for him and his wife (if any) in accordance with the Corporation’s policies through the remainder of the then-current term of the employment agreement, and is entitled to benefits under the disability policy to the extent provided therein. In the event of Mr. Kullback’s death during the term of the employment agreement, his wife is entitled to continue to receive medical benefits coverage in accordance with the Corporation’s policies through the remainder of the then-current term of the employment agreement.

        The Corporation may terminate Mr. Kullback’s employment for Cause (as defined in the employment agreement). If Mr. Kullback’s employment is terminated by the Corporation prior to the end of the term for any reason other than Cause or death or disability: (i) the Corporation must either (A) continue to pay Mr. Kullback his base salary and any performance bonus accrued (based on not less than the previous year’s bonus and prorated to the end of the term) during the remainder of the then-current term of the employment agreement, or (B) if Mr. Kullback requests in writing, pay him in a lump sum upon such termination the present value of the payments that would have been made under clause (A), using a discount rate of 6 percent per year. Additionally, Mr. Kullback will be entitled to continue to receive medical benefits coverage in accordance with the Corporation’s policies through the remainder of the then-current term of the employment agreement. To be entitled to any payments Mr. Kullback must execute and deliver to the Corporation an agreement releasing the Corporation from all claims, undertaking to maintain confidentiality of the agreement and indemnifying the Corporation if Mr. Kullback breaches such agreement. If Mr. Kullback’s employment is terminated by the Corporation during the term of the employment agreement for any reason other than for Cause or if he terminates his employment during the term of the employment agreement under circumstances that would constitute an Involuntary Termination (as defined in the Change-of-Control Agreement described below), then any stock options granted to him which have not been exercised prior to his termination will accelerate and be exercisable in full.

        If Mr. Kullback becomes entitled to any payment by the terms of the Change-of-Control Agreement, he is not entitled to any additional payment under the employment agreement (other than accrued and unpaid bonus, salary and benefits) unless otherwise provided for in the employment agreement.

Change-of-Control Arrangements

        On December 14, 2004 and April 25, 2005 the Corporation entered into a change of control or asset sale agreement with Messrs. Gorder and Kullback, respectively. The agreements call for payments of two years base salary and unpaid bonus, if any, to Messrs. Gorder and Kullback should there be a change of control or asset sale as defined in the agreements and Messrs. Gorder or Kullback are not retained for a period of at least one year following such change of control or asset sale. Under the agreements, all stock options granted to Messrs. Gorder or Kullback would vest immediately and be exercisable in accordance with the terms of such stock options. The Corporation also agreed that if it enters into an agreement to sell substantially all of its assets, it will obligate the buyer to fulfill its obligations pursuant to the agreements. The agreements terminate, except to the extent that any obligation remains unpaid, upon the earlier of termination of Messrs. Gorder or Kullback’s employment prior to a change of control or asset sale for any reason or the termination of Messrs. Gorder or Kullback after a change of control or asset sale for any reason other than by involuntary termination as defined in the agreements.

2001 Stock Option Plan

        The Corporation has a 2001 Stock Option Plan that provides for the grant of incentive stock options (as defined in Section 422 of the Code) and non-qualified stock options for officers and other key employees of the Corporation. A total of 1,000,000 shares of Common Stock are reserved for issuance under the 2001 Stock Option Plan. Additionally, no individual will be able to receive options for more than 250,000 Common Shares under the

2001 Stock Option Plan. The Compensation Committee or a majority of the independent directors of the Corporation’s Board of Directors may administer the 2001 Stock Option Plan.

        The Compensation Committee will generally administer the 2001 Stock Option Plan. The Compensation Committee selects the participants who will receive awards and determines the terms and conditions of the awards, including the number of shares subject to the awards, the exercise or purchase price, and the vesting and/or exercisability of the award. Stock options are generally subject to vesting, which means the optionee earns the right to exercise an increasing number of the shares underlying the option over a specific period of time only if he or she continues to provide services to the Corporation over that period. Non-qualified stock options granted under the 2001 Stock Option Plan must have a per share exercise price of at least the fair market value of the Common Shares on the date of grant. Incentive stock options granted under the 2001 Stock Option Plan must have a per share exercise price of at least 100% of the fair market value of the Common Shares on the date of grant, and not less than 110% of the fair market value in the case of incentive stock options granted to an employee who holds more than 10% of the total voting power of all classes of the Corporation’s stock or any parent or subsidiary’s stock. Payment of the exercise price or purchase price with respect to any award may be made in cash or other consideration as determined by the Compensation Committee. The term of an option cannot be longer than 10 years from the date of grant or five years from the date of grant of an incentive stock option in the case of a greater than 10% shareholder.

        The Corporation no longer issues option grants under the Amended and Restated 1994 Stock Option Plan.

        As of December 31, 2005, options to purchase 301,500 Common Shares were granted and outstanding under the 2001 Stock Option Plan, all of which are held by employees. See “—Options in 2005” for options granted to Named Officers in 2005. If the 2006 Equity Incentive Plan is approved, then no new options will be granted under the 2001 Stock Option Plan and the 2006 Equity Incentive Plan will replace the 2001 Stock Option Plan.

2005 Bonus Plan

        The Compensation Committee approved bonuses for the executive officers if a certain earnings per share target was met in fiscal year 2005 (calculated after giving effect to any bonuses accrued). If the earnings per share target was met, each executive officer is eligible to receive a cash bonus in the amount of 10% of such executive officer’s current base salary (pro rated in the event the executive officer has not been with the Corporation for the full fiscal year). For fiscal 2005, Mesrs. Gorder, Kullback, Geraci, Gonsior and Conger were awarded a cash bonus of $27,500, $8,750, $13,500, $11,200 and $13,000, respectively.

2006 Bonus Plan

        Pursuant to the Bonus Plan, each of the executive officers is eligible to receive a cash bonus based on the Corporation exceeding certain earnings per share target amounts for the fiscal year 2006 (calculated after giving effect to any bonuses accrued under the Bonus Plan). Depending upon the earnings per share target amount, Mr. Gorder is eligible to receive a bonus up to 100% of his base salary and each of the other executive officers are eligible to receive a bonus up to 50% of their respective base salary.

PROPOSAL 2

APPROVAL OF 2006 EQUITY INCENTIVE PLAN

        In March 2006, the Board of Directors, upon recommendation from the Compensation Committee, approved the 2006 Equity Incentive Plan (the “Incentive Plan”), subject to shareholder approval. The Company is submitting the Incentive Plan to shareholders for approval in accordance with the American Stock Exchange listing standards that require shareholder approval of most equity-based compensation plans, including the Incentive Plan. The Incentive Plan is also being submitted for shareholder approval so that, among other reasons, the requisite shareholder approval may be obtained to permit the issuance of incentive stock options under the Internal Revenue Code and to permit the Corporation to deduct certain performance-based compensation under Section 162(m) of the Internal Revenue Code. The Incentive Plan is described below.

        The Incentive Plan will replace, on a prospective basis, the Corporation’s Non-Employee Directors Stock Option Plan and 2001 Stock Option Plan. If the Incentive Plan is approved by the Corporation’s shareholders, no new grants will be made from the Non-Employee Directors Stock Option Plan and 2001 Stock Option Plan. See “– Number of Shares Available for Issuance.” Any awards previously granted under the Non-Employee Directors Stock Option Plan and 2001 Stock Option Plan will continue to vest and/or be exercisable in accordance with their original terms and conditions. If the Incentive Plan is not approved, the Corporation intends to continue to issue options under the Non-Employee Directors Stock Option Plan and 2001 Stock Option Plan to the extent that authorized shares are available.

Description of the Incentive Plan

        The following summary of the Incentive Plan is qualified in its entirety by the specific language of the Incentive Plan, which is attached as Appendix A to this proxy statement. Capitalized terms used but not defined herein have the meanings set forth in the Incentive Plan.

General

        The purposes of the Incentive Plan are to attract and promote the long-term retention of key employees, directors and certain other persons who are in a position to make significant contributions to the success of the Corporation, to reward these employees, directors and other persons for their contributions, to provide additional incentive to such employees, directors and other persons to continue making similar contributions and to further align the interests of these employees, directors and other persons with those of the Corporation’s shareholders. To achieve these purposes, the Incentive Plan permits grants of incentive stock options (“ISOs”), options not intended to qualify as incentive stock options (“non-ISOs”), stock appreciation rights (“SARs”), restricted and unrestricted stock awards, restricted stock units, performance awards, supplemental cash awards and combinations of the foregoing (collectively referred to as “Awards”). Awards of restricted and unrestricted stock, restricted stock units and/or deferred stock may also be issued to participants in connection with management or employee purchase programs. Shares issuable under Awards that terminate unexercised or otherwise terminate without an issuance of shares, shares issuable under Awards that are payable in stock or cash but are paid in cash, shares issued but later forfeited and shares that, at the election of the plan participant, are withheld by the Corporation to pay the exercise or purchase price of the Award or applicable withholding taxes will be available for future Awards under the Incentive Plan.

        The Incentive Plan is intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code (the “Section 162(m) Limitations”), which limits the deductibility of certain compensation in excess of $1,000,000 per year paid by a publicly traded corporation to “Covered Employees.” “Covered Employees” are determined at the end of the tax year, and are the Chief Executive Officer plus the other four most highly compensated employees of the Corporation whose compensation is reported to shareholders under applicable SEC rules and regulations.

        Compensation paid to Covered Employees will not be subject to the Section 162(m) Limitations if it is considered “qualified performance-based compensation.” Under the regulations to Section 162(m), compensation related to Awards (other than supplemental cash awards) is deemed to constitute qualified performance-based compensation if the Award meets the following conditions: (i) it is made by a committee of the board of directors comprised solely of two or more outside directors; (ii) the plan under which the Award is made sets forth the maximum number of shares with respect to Awards that may be granted to any individual during a specified period; (iii) under the terms of the Award, the amount of compensation that an employee can receive is based solely on an increase in the value of the Common Shares after the date of the grant or award; and (iv) the material terms of plan are disclosed to and approved by shareholders. As described in more detail below, the terms of the Incentive Plan are intended to satisfy the foregoing requirements with respect to Awards to “Covered Employees.”

Administration

        The Incentive Plan is administered by the Compensation Committee (the “Committee”) of the Board of Directors, which has full and exclusive power to administer and interpret the Incentive Plan, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the Incentive Plan and the Awards as it may deem necessary in its discretion, from time to time. The Committee is comprised solely of outside directors of the Corporation who are intended to satisfy the requirements of the Section 162(m) Limitations. The Committee’s authority will include the authority to: (i) determine the type of Awards to be granted under the Incentive Plan; (ii) select Award recipients and determine the extent of their participation; (iii) determine the method or formula for establishing the fair market value of the Common Shares for various purposes under the Incentive Plan; and (iv) establish all other terms, conditions, restrictions and limitations applicable to Awards and the Common Shares issued pursuant to Awards, including, but not limited to, those relating to a participant’s Retirement, death, disability, leave of absence or termination of employment. The Committee may accelerate or defer the vesting or payment of Awards, cancel or modify outstanding Awards, waive any conditions or restrictions imposed with respect to Awards or the Common Shares issued pursuant to Awards and make any and all other interpretations and determinations which it deems necessary with respect to the administration of the Incentive Plan, other than a reduction of the exercise price of an option after the grant date and subject to the provisions of Section 162(m) of the Internal Revenue Code with respect to “Covered Employees.” The Committee’s right to make any decision, interpretation or determination under the Incentive Plan shall be in its sole and absolute discretion.

        The Committee may, subject to criteria, limitations and instructions as the Committee determines, delegate to an appropriate officer of the Corporation the authority to determine the individual Participants and amount and nature of the Award to be issued to such Participants; provided, that no Awards may be made pursuant to such delegation to a Participant who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended.

Eligibility

        ISOs may be granted under the Incentive Plan only to employees of the Corporation. All current and future employees of the Corporation, directors and other persons who, in the opinion of the Committee, are in a position to make significant contributions to the success of the Corporation, such as consultants and non-employee directors, are eligible to receive all other types of Awards under the Incentive Plan.

Number of Shares Available for Issuance

        As of the Effective Date of the Plan, no additional grants will be made under the Company’s 2001 Stock Option Plan and Amended and Restated Non-Employee Directors’ Stock Option Plan (collectively, the “Old Plans”). Any shares of Common Stock not subject to exercised or outstanding grants under the Old Plans may be issued under this plan (the “Old Plans’ Shares”). Outstanding grants under the Old Plans will continue to be governed by their terms under the Old Plans.

        The aggregate number of shares of Common Stock for which Awards may be granted under the Plan shall be 698,500 shares of Common Stock (which includes only the Old Plans’ Shares); provided, however, that such share reserve shall be increased from time to time by a number of shares equal to the number of shares of Common Stock that are issuable pursuant to option grants outstanding under the Old Plans as of the Effective Date that but for the termination of the Old Plans as of the Effective Date, would otherwise have reverted to the share reserve of the Old Plans pursuant to the terms thereof as a result of the expiration, termination, cancellation or forfeiture of such options. As of the date of this proxy statement, 524,000 Common Shares are subject to outstanding options under the Old Plans. According, if these options expire, such Common Shares will also be available for issuance under the Incentive Plan.

        The maximum number of Common Shares for which Stock Options may be granted to any person in any fiscal year and the maximum number Common Shares subject to SARs granted to any person in any fiscal year will each be 25,000. The maximum number of Common Shares subject to other Awards granted to any person in any fiscal year will be 25,000 shares. The foregoing provisions will be construed in a manner consistent with Section 162(m).

Adjustments

        In the event of any stock dividend, stock split, combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, divestiture or other distribution (other than ordinary cash dividends) of assets to shareholders, or any other event affecting the Common Shares that the Committee deems, in its sole discretion, to be similar circumstances, the Committee may make such adjustments as it may deem appropriate, in its discretion, to:

•	the maximum number of shares available for issuance under the Incentive Plan or to any one participant;
•	the number or kind of shares of Common Shares covered by outstanding Awards;
•	the exercise price applicable to outstanding Awards;
•	any measure of performance that relates to an Award in order to reflect such change in the Common Shares; and/or
•	any other affected terms of any equity-based Award.

Exercise Price

        The Committee will determine the exercise price applicable to each ISO, non-ISO and SAR, which will not be less than the fair market value of Corporation Common Shares at the time of the grant, as described below. The Incentive Plan does not permit the repricing of options without prior shareholder approval.

Options

        Recipients of stock options under the Incentive Plan will have the right to purchase Common Shares at an exercise price, during a period of time and on such other terms and conditions as are determined by the Committee. For ISOs, the recipient must be an employee, the exercise price must be at least 100% (110% if issued to a greater than ten percent shareholder of the Corporation) of the fair market value of the Corporation’s Common Shares on the date of grant and the term cannot exceed ten years (five years if issued to a greater than ten percent shareholder of the Corporation) from date of grant. The maximum number of ISOs that may be granted under the Incentive Plan is limited to 698,500 Common Shares. The exercise price of a non-ISO must be at least 100% of the fair market value of Common Shares on the date of grant, except that such exercise price may be offset by forfeiture of an amount of cash compensation equivalent to the reduction in the exercise price. An option exercise price may be paid in cash or by check, bank draft or money order payable to the order of the Corporation, or if permitted by the Committee and subject to certain conditions, by delivery of Common Shares that have been owned by the recipient for at least six months (unless the Committee expressly approves a shorter period) and have a fair market value on the date of exercise at least equal to the exercise price, or an unconditional and irrevocable undertaking by a broker to promptly deliver the necessary funds (including in connection with so-called “cashless exercise” effected by such broker) or by a combination of such methods. The Committee may cancel options (other than those granted in tandem with SARs) and cause the Corporation to pay to the recipient, in cash or Common Shares (valued at the then fair market value of Common Shares), an amount equal to such fair market value minus the exercise price of the option shares. The Committee may at any time accelerate the time at which all or any part of the option may be exercised.

Stock Appreciation Rights

        SARs may be granted under the Incentive Plan either alone or in tandem with stock options. Generally, recipients of SARs are entitled to receive upon exercise, cash or Common Shares (valued at the then fair market value of Common Shares; 110% of its fair market if issued to a greater than ten percent shareholder of the

Corporation) equal to such fair market value on the date of exercise minus the fair market value on the date of grant of the shares subject to the SAR, although certain other measurements also may be used. A SAR granted in tandem with a stock option is exercisable only if and to the extent that the option is exercised.

Stock Awards

        The Incentive Plan provides for restricted and unrestricted stock awards, restricted stock units and deferred stock awards. Restricted and unrestricted stock awards allow the recipient to acquire Common Shares for no consideration, nominal consideration or any higher price determined by the Committee. In the case of restricted stock awards, the shares acquired are subject to a vesting schedule and other possible conditions determined by the Committee. A restricted stock unit is an award denominated in restricted Common Shares, pursuant to a formula determined by the Committee, which may be settled either in restricted Common Shares or in cash, in the discretion of the Committee, subject to such other terms, conditions, restrictions and limitations determined by the Committee from time to time. A deferred stock award entitles the recipient to receive Common Shares to be delivered in the future. Delivery of the Common Shares will take place at such time or times, and on such terms and conditions, as the Committee may determine.

Performance Awards

        The Incentive Plan provides for performance awards entitling the recipient to receive Awards without payment upon achieving certain performance goals determined by the Committee. At the discretion of the Committee, any of the above-described Awards may be contingent on attainment of performance goals which are based on certain pre-established criteria. Performance goals may involve overall corporate performance, operating group or business unit performance, personal performance or any other category of performance determined by the Committee.

Supplemental Cash Awards

        Under the Incentive Plan and subject to applicable law, supplemental cash awards may be granted to recipients of Awards to help defray taxes due as a result of the Awards. The terms and conditions of supplemental cash awards are determined by the Committee.

Termination of Awards

        Upon termination of a recipient’s employment or other relationship with the Corporation due to death, Disability or Retirement , except as otherwise determined by the Committee: (i) stock options and SARs will automatically become exercisable in full and will remain exercisable for a period of one year in the event of death or disability, but not longer than the term of the stock option or SAR, and for a period equal to the unexpired term of the stock option or SAR in the case of retirement; (ii) all restricted stock and restricted stock units shall automatically become free of all restrictions and conditions; and (iii) any payment or benefit under deferred stock awards, performance awards and supplemental grants shall be made by the Corporation. Retirement is defined in the Incentive Plan as termination of employment with or service to the Corporation by a participant other than by reason of death or permanent disability or termination for cause at a time when such participant has attained age 65 or greater; provided that such participant has performed a minimum of five years of service for the Corporation.

        Upon termination of a recipient’s employment or other relationship with the Corporation for any reason other than death, Disability or Retirement, except as otherwise determined by the Committee: (i) stock options and SARs will remain exercisable for a period of 90 days , but not longer than the term of the stock option or SAR, to the extent that they were exercisable at the time of termination; (ii) all restricted stock shall be transferred to the Corporation for purchase for the amount of cash paid for such stock, or forfeited to the Corporation if no cash were paid; and (iii), any payment or benefit under restricted stock units, deferred stock awards, performance awards and supplemental grants to which the recipient was not irrevocably entitled at the time of termination shall be forfeited and such Awards cancelled as of the date of such termination.

Deferral of Awards

        In connection with the adoption of the Incentive Plan, the Board of Directors intends to adopt a deferred compensation plan that will permit participants in the Incentive Plan to defer receipt of Awards granted pursuant to the Incentive Plan. If deferred, the Awards would be paid at a future date pursuant to the deferred compensation plan.

Section 162(m) Limitations

        If the Committee determines at the time an Award that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code is granted to a recipient that such recipient is, or may be as of the end of the tax year for which the Corporation would claim a tax deduction in connection with such Award, a “covered employee,” then the Committee may provide that the Award be subject to the achievement of specified levels of one or more of the following performance goals, unless and until the Corporation’s shareholders approve a change to such performance goals: operating income, net earnings, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT), net income, earnings per share, total shareholder return, cash flow, return on assets, decrease in expenses, Common Share price, price-earnings multiple, comparisons to market indices, sales growth, market share, the achievement of certain quantitatively and objectively determinable non-financial performance measures including, but not limited to, growth strategies, strategic initiatives, corporate development and leadership development, and any combination of the foregoing. The performance goals shall be determined and approved by the Committee within the first 90 days of each fiscal year. Awards subject to such conditions may not be adjusted upward; however, the Committee shall retain the discretion to adjust such Awards downward. Prior to the payment of any Award subject to these Section 162(m) Limitations, the Committee shall certify in writing that the applicable performance goal was satisfied.

        The Committee shall have the discretion to impose such other restrictions on Awards as it may deem necessary or appropriate to ensure that such Awards qualify as performance-based compensation for purposes of Section 162(m) of the Code. In the event that applicable tax/and or securities laws change to permit the Committee the discretion to alter the governing performance goals without obtaining shareholder approval, the Committee shall have the sole discretion to make such changes without obtaining shareholder approval. In addition, in the event hat the Committee determines that it is advisable to grant Awards that shall not qualify as performance-based compensation for purposes of Section 162(m) of the Code, the Committee may make such grants without satisfying the Section 162(m) Limitations.

Change in Control

        The Incentive Plan generally provides that, unless the Committee determines otherwise at the time of grant with respect to a particular Award, in the event of a change in control (as defined below), (1) any options and SARs shall automatically become exercisable in full upon the occurrence of such change of control, (2) any restricted stock shall automatically become free of all restrictions and conditions upon the occurrence of such change of control, and (3) any conditions on restricted stock units, deferred stock awards performance awards and supplemental grants which relate only to the passage of time and continued employment shall automatically terminate upon the occurrence of such change of control.

        A change in control means: (i) the occurrence of an event that would, if known to the Corporation’s management, be required to be reported by the Corporation as a change in control pursuant to the SEC’s Current Report on Form 8-K under to the Exchange Act; or (ii) the acquisition or receipt, in any manner, by any person (as defined for purposes of the Exchange Act) or any group of persons acting in concert, of direct or indirect beneficial ownership (as defined for purposes of the Exchange Act) of more than 50% of the Corporation’s combined voting securities ordinarily having the right to vote for the election of directors of the Corporation; or (iii) a change in the constituency of the Board of Directors with the result that individuals (the “Incumbent Directors”) who are members of the Board on the effective date of the Incentive Plan cease for any reason to constitute at least a majority of the Board of Directors, provided that any individual who is elected to the Board after the effective date of the Incentive Plan and whose nomination for election was unanimously approved by the Incumbent Directors shall be considered an Incumbent Director beginning on the date of his or her election to the Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as defined for purposes of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors; or (iv) the sale, exchange, liquidation or other disposition of all or more than 50% of the Corporation’s business or assets; unless in any such case, at least a majority of the Incumbent Directors determine, prior to the occurrence of such change in control, that no change in control has or will have occurred; or (v) the occurrence of a reorganization, merger, consolidation or other corporate transaction involving the Corporation, in each case, with respect to which the Corporation’s shareholders immediately prior to such transaction do not, immediately after such transaction, own more than 50% of the combined voting securities ordinarily having the right to vote for the election of directors of the Corporation or other corporation resulting from such transaction; or (vi) the approval by the Corporation’s shareholders of a complete liquidation or dissolution of the Corporation; or (vii) any similar transaction, circumstance or event which the Committee determines to constitute a change in control.

Additional Cancellation Provisions

        In any instance where the rights of a recipient under an Award continue after termination of their relationship with the Corporation, all of such rights shall terminate and be forfeited if, in the determination of the Committee, the recipient, at any time prior or subsequent to such termination, breached or violated, in a material way, the terms of any agreement with the Corporation, including any employment agreement, termination agreement, confidentiality agreement, non-solicitation agreement or non-competition agreement or engaged or engages in conduct that would have permitted the Corporation to terminate the recipient’s employment for “Cause” if the recipient was still an employee of the Corporation.

Reduction of Payments to Participants

        If any payment under the Incentive Plan constitutes a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the “Excise Tax”), then such payment will be reduced, if on an after-tax basis (including the Excise Tax), such reduction would result in the recipient receiving a greater amount of the payment.

Summary of Federal Income Tax Consequences

        The following is a brief summary of the principal United States federal income tax consequences of transactions under the Incentive Plan, based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences.

        Non-ISOs.   No taxable income is realized by a participant upon the grant of a non-ISO. Upon the exercise of a non-ISO, the participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the Common Shares exercised over the aggregate non-ISO exercise price, even though that Common Share may be subject to a restriction on transferability or may be subsequently forfeited, in limited circumstances. Income and payroll taxes are required to be withheld by the Corporation on the amount of ordinary income resulting to the participant from the exercise of a non-ISO. Any ordinary income recognized by the participant is generally deductible by the Corporation for federal income tax purposes, subject to the possible limitations on deductibility of compensation paid to some executives under Section 162(m) of the Internal Revenue Code. The participant’s tax basis in Common Shares acquired by exercise of a non-ISO will be equal to the exercise price plus the amount taxable as ordinary income to the participant.

        Upon a sale of the Common Shares received by the participant upon exercise of the non-ISO, any gain or loss will generally be treated for federal income tax purposes as long-term or short-term capital gain or loss, depending upon the holding period of that stock. The participant’s holding period for shares acquired after the exercise of a non-ISO begins on the date of exercise of that option.

        If the participant pays the exercise price in full or in part by using shares of previously acquired Common Shares, the exercise will not affect the tax treatment described above and no gain or loss generally will be recognized to the participant with respect to the previously acquired shares. The shares received upon exercise which are equal in number to the previously acquired shares used will have the same tax basis as the previously acquired shares surrendered to the Corporation, and will have a holding period for determining capital gain or loss that includes the holding period of the shares used. The value of the remaining shares received by the participant will be taxable to the participant as compensation, even though those shares may be subject to sale restrictions. The remaining shares will have a tax basis equal to the fair market value recognized by the participant as ordinary income and the holding period will commence on the exercise date. Shares used to pay applicable income and payroll taxes arising from that exercise will generate taxable income or loss equal to the difference between the tax basis of those shares and the amount of income and payroll taxes satisfied with those shares. The income or loss will be treated as long-term or short-term capital gain or loss depending on the holding period of the shares used. Where the shares used to pay applicable income and payroll taxes arising from that exercise generate a loss equal to the difference between the tax basis of those shares and the amount of income and payroll taxes satisfied with those shares, that loss may not be currently recognizable if, within a period beginning 30 days before the exercise date and ending 30 days after that date, the participant acquires or enters into a contract or option to acquire additional Common Shares.

        ISOs.   No taxable income is realized by a participant upon the grant or exercise of an ISO. If Common Shares are issued to a participant after the exercise of an ISO and if no disqualifying disposition of those shares is made by that participant within two years after the date of grant or within one year after the receipt of those shares by that participant, then:

•	upon the sale of those shares, any amount realized in excess of the option exercise price will be taxed to that participant as a long-term capital gain, and

•	the Corporation will not be allowed a deduction.

        Additionally, the exercise of an ISO will give rise to an item of tax preference that may result in alternative minimum tax liability for the participant.

        If Common Shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, that disposition would be a “disqualifying disposition,” and generally:

•	the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise, or, if less, the amount realized on the disposition of the shares, over the ISO exercise price, and

•	the Corporation will be entitled to deduct that amount.

        Any other gain realized by the participant on that disposition will be taxed as short-term or long-term capital gain, and will not result in any deduction to the Corporation. If a participant pays the exercise price in full or in part with previously acquired Common Shares, the exchange will not affect the tax treatment of the exercise. Upon the exchange, no gain or loss generally will be recognized upon the delivery of the previously acquired shares to the Corporation, and the shares issued in replacement of the shares used to pay the exercise price will have the same basis and holding period for capital gain purposes as the previously acquired shares. A participant, however, would not be able to utilize the holding period for the previously acquired shares for purposes of satisfying the ISO statutory holding period requirements. Additional Common Shares will have a basis of zero and a holding period that commences on the date the Common Shares are issued to the participant upon exercise of the ISO. If this exercise is effected using Common Shares previously acquired through the exercise of an ISO, the exchange of the previously acquired shares may be a disqualifying disposition of those Common Shares if the holding periods discussed above have not been met.

        If an ISO is exercised at a time when it no longer qualifies as an ISO, the option will be treated as a non-ISO. Subject to some exceptions for permanent disability or death, an ISO generally will not be eligible for the federal income tax treatment described above if it is exercised more than three months following a termination of employment (one year if termination is due to death or disability, as defined in the Internal Revenue Code).

        Stock Appreciation Rights.   Upon the exercise of a SAR, the participant will recognize ordinary income in an amount equal to the cash received plus the fair market value of any Common Shares received from the exercise. The participant’s tax basis in the Common Shares received in the exercise of the SAR will be equal to the ordinary income recognized with respect to the Common Shares. The participant’s holding period for shares acquired on the exercise of a SAR begins on the exercise date. Income and payroll taxes are required to be withheld on the amount of compensation attributable to the exercise of the SAR, whether the income is paid in cash or shares. Upon the exercise of a SAR, the Corporation will generally be entitled to a deduction in the amount of the ordinary income recognized by the participant.

        Unrestricted and Restricted Stock.   Upon the grant of an unrestricted stock award, the participant realizes ordinary income equal to the fair market value on the date of grant minus the price paid for the shares awarded. A recipient of a restricted stock award realizes ordinary income only as of and when the shares vest or are no longer subject to a substantial risk of forfeiture (as defined in the Internal Revenue Code). The ordinary income realized on each vesting or transfer date equals the fair market value on that date less any purchase price paid for the shares. A recipient of a restricted stock award may, however, choose or be required by the terms of the award to elect under Section 83(b) of the Internal Revenue Code to have the ordinary income associated with all of the restricted shares realized and measured on the date of grant. A recipient who makes such an election and later forfeits restricted shares may not claim a loss for tax purposes. The Corporation will generally be entitled to a deduction at the time and in the amount of the ordinary income recognized by the participant.

        Restricted Stock Units.   A recipient of a restricted stock unit award realizes ordinary income only as of and when the shares vest or are no longer subject to a substantial risk of forfeiture (as defined in the Internal Revenue Code). The ordinary income realized on each vesting or transfer date equals the fair market value on that date less the price paid for the shares. The Corporation will generally be entitled to a deduction at the time and in the amount of the ordinary income recognized by the participant.

        Performance Awards and Supplemental Grants.   The tax consequences of a performance award depend upon the nature of the underlying award earned if and when the performance goals are achieved. The recipient of a supplemental cash award realizes ordinary income equal to the amount received, and the Corporation will generally be entitled to a corresponding deduction.

        Certain Limitations on Deductibility of Executive Compensation. As discussed above, the Section 162(m) Limitations apply to all Awards granted under the Incentive Plan, unless certain conditions are satisfied. Compensation under the Incentive Plan is intended to satisfy those conditions and constitute “qualified performance-based compensation.”

Amendment and Termination

        The Incentive Plan may be amended or terminated by the Committee at any time, without the approval of shareholders or participants, provided that no amendment that would require shareholder approval under the applicable American Stock Exchange listing standards, applicable law or the Internal Revenue Code, including but not limited to Section 162(m), may become effective without shareholder approval. No Awards may be granted under the Incentive Plan from and after April 24, 2016, unless the Incentive Plan is otherwise terminated prior to that date.

New Plan Benefits

        The Board of Directors approved the Incentive Plan in March 2006, subject to shareholder approval. To date, no Awards have been made under the Incentive Plan. No determinations have been made with respect to any other Awards under the Incentive Plan.

        The closing price of Common Shares on March 14, 2006 was $5.85 per share, as reported on the American Stock Exchange.

        The Board of Directors recommends that the shareholders vote for approval of the 2006 Equity Incentive Plan.

Equity Compensation Plans

        The following table details information regarding the Company’s existing equity compensation plans as of December 31, 2005:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	507,400	$ 4.22	698,500

Equity compensation plans not approved by security holders (1)	222,500	$ 3.44	12,500

Total	729,900	$ 3.98	711,000
_________________
(1)

Represents shares issuable under the Non-Employee Directors Stock Option Plan, pursuant to which directors who are not employees of the Corporation or any of its subsidiaries receive an automatic one-time grant of an option to acquire 5,000 common shares upon their initial election or appointment to the Board of Directors. The Plan also permits discretionary grants. The exercise price of the option is the fair market value of the stock on the date of grant. Options become exercisable in equal one-third annual installments beginning one year from the date of grant, except that the vesting schedule for discretionary grants is determined by the Compensation Committee. If the Incentive Plan is approved by shareholders, no further grants will be made pursuant to the Non-employee Directors Stock Option Plan and 12,500 shares that would have been available for future issuance under the Non-Employee Directors Stock Option Plan will be available for issuance pursuant to the Incentive Plan. Additionally, as outstanding options under the Non-Employee Directors Stock Option Plan expire, such Common Shares subject to the expired options would become available for issuance under the Incentive Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee during 2005 were: Messrs. McKenna (Chairman), Giordano and Masucci. No person who served as a member of the Compensation Committee during 2004 was a current or former officer or employee of the Corporation or any subsidiary or engaged in certain transactions with Corporation or any subsidiary required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during 2005, which generally means that no executive officer of the Corporation served as a director or member of the compensation committee of another entity, which had an executive officer serving as a director or member of the Compensation Committee of the Corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Mr. Gorder is a general partner (with a one-third interest) of Arden Partners I, L.L.P., a Minnesota limited liability partnership (“Arden”) that owns and leases to the Corporation’s subsidiary, Resistance Technology, Inc. (“RTI”), property under a lease entered into October, 1991, and amended and restated on November 1, 1996. The leased property is one of RTI’s two manufacturing facilities. In 2002, the lease was renewed with a term of October 31, 2011. Under the lease, RTI pays Arden a base monthly rent of approximately $30,667. Mr. Gorder is the President and Chief Executive Officer of the Corporation, as well as a director.

STOCK PERFORMANCE GRAPH

        The following graph shows the cumulative total return for the last five years, calculated as of December 31 of each such year, for the Common Shares, the Standard & Poor’s 500 Index and the American Stock Exchange Market Value Index. The graph assumes that the value of the investment in each of the three was $100 at December 31, 2000 and that all dividends were reinvested.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s executive officers and directors and persons who own more than ten percent of a registered class of the Corporation’s equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Corporation with copies of these reports.

        Based on the Corporation’s review of the copies of these reports received by it and written representations, if any, received from reporting persons with respect to the filing of reports of Forms 3, 4 and 5, the Corporation believes that all filings required to be made by the reporting persons for fiscal 2005 (unless otherwise noted) were made on a timely basis except: Messrs. McKenna reported late on a Form 4 the sale of Common Shares and Messrs. Geraci and Gonsior reported late on a Form 4 the grant of options to purchase Common Shares.

AUDIT COMMITTEE REPORT

        The Audit Committee has prepared the following report on its activities with respect to the Corporation’s audited consolidated financial statements for the year ended December 31, 2005, which is referred to herein as the Corporation’s audited consolidated financial statements:

•	The Audit Committee has reviewed and discussed the audited consolidated financial statements with management.

•	The Audit Committee has discussed with Virchow, Krause & Company, LLP, the Corporation’s independent auditors, the matters required to be discussed by Statements on Auditing Standards No. 61, which include, among other items, matters related to the conduct of the audit of the Corporation’s consolidated financial statements.

•	The Audit Committee has received the written disclosures and the letter from Virchow, Krause & Company, LLP required by Independence Standards Board Standard No. 1, and has discussed with Virchow, Krause & Company, LLP its independence from the Corporation.

•	Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
Nicholas A. Giordano, Chairman
Robert N. Masucci
Michael J. McKenna

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Information Regarding the Corporation’s Independent Registered Public Accounting Firm

        The Corporation’s independent auditors for the fiscal year ended December 31, 2005 was Virchow, Krause & Company, LLP (“Virchow Krause”). The Audit Committee of the Board of Directors is in the process of selecting the Corporation’s independent auditor for the fiscal year ending December 31, 2006. Representatives of Virchow Krause are expected to be present at the Annual Meeting and to be available to respond to questions from shareholders. The representatives will have the opportunity to make a statement if he or she desires.

Previous Independent Registered Public Accounting Firm

        On August 23, 2005, the Corporation dismissed KPMG LLP (“KPMG”) as its independent registered public accountants. The Corporation’s Audit Committee made and approved the decision to change the independent registered public accountants. The reports of KPMG on the Corporation’s financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except that the reports for the past two fiscal years included a separate paragraph which indicated that the Corporation restated its consolidated financial statements as of and for the years ended December 31, 2004 and 2003. In connection with its audits for the two most recent fiscal years and through August 23, 2005, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference thereto in their report on the financial statements for such years. During the two most recent fiscal years and through August 23, 2005, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)), except that on June 28, 2005, KPMG advised the Corporation’s audit committee of the following matters involving internal controls that KPMG considered to be a material weakness:

        During 2005, the Corporation restated its consolidated financial statements for the years 2000 through 2004 to correct the accounting for certain research and development expenditures that were erroneously capitalized to the balance sheet. The errors in accounting were mainly due to a lack of knowledge of U.S. generally accepted accounting principles (“U.S. GAAP”) in the Corporation’s Singapore location. In addition, a thorough review of the Corporation’s Singapore financial statements for compliance with U.S. GAAP was not performed on a timely basis by the Corporation’s corporate personnel.

        The subject matter of this deficiency was discussed with the Chairman of the Audit Committee and representatives of the Corporation’s management on June 24, 2005, The methodology for accounting for the Corporation’s research and development expenses was corrected prior to the end of the quarter ended June 30, 2005 and the Corporation initiated the policies and procedures described below:

•	The Corporation implemented education programs within the Corporation to ensure that all finance and accounting employees are adequately trained and supervised in the application of US GAAP.

•	The Corporation created stronger communication protocols and relationships between the Corporation’s management and its finance and accounting personnel to ensure for proper accounting analysis and treatment.

•	The Corporation added internal review controls to insure that capitalized projects appearing on the balance sheet are reviewed and approved by management on a quarterly basis.

        The Corporation requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated August 25, 2005, is filed as Exhibit 16.1 to the Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2005.

New independent Registered Public Accounting Firm

        Effective as of August 23, 2005, the Corporation engaged Virchow Krause as its new independent registered public accountants. The decision to engage Virchow Krause was made and approved by the Audit Committee of the Board of Directors. During the two most recent fiscal years and through August 23, 2005, the Corporation has not consulted with Virchow Krause regarding (A) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Corporation’s financial statements; or (ii) any matter that was either subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Independent Registered Public Accounting Fee Information

        Fees for professional services provided by Virchow Krause, the Corporation’s independent auditors, for the fiscal year ended December 31, 2005 and KPMG, the Corporation’s independent auditors, for the fiscal year ended December 31, 2004 in each of the following categories were:

Services Rendered	2005	2004
Audit Fees	$31,350	$286,000
Audit-Related Fees	400	10,000
Tax Fees	—	43,000
All Other Fees	—	—

Total	$31,750	$339,000

        Audit Fees.   The aggregate fees billed by Virchow Krause for professional services rendered for the audit of the Corporation’s 2005 annual financial statements and the review of the financial statements included in the Corporation’s Form 10-Q for the third quarter of 2005 totaled $31,350. The aggregate fees billed by KPMG for similar services in 2004 totaled $286,000.

        Audit-Related Fees.   The aggregate fees billed by Virchow Krause for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements in 2005 and that are not disclosed in the paragraph captioned “Audit Fees” above, were $400. The aggregate fees billed by KPMG for similar services in 2004 totaled $10,000.

        Tax Fees.   No fees were billed by Virchow Krause for professional services rendered for tax compliance, tax advice and tax planning in 2005. The aggregate fees billed by KPMG for similar services in 2004 totaled $43,000.

        All Other Fees.   The Corporation made no other payments to its independent auditors with respect to the relevant disclosure period.

Pre-Approval Policy

        The Audit Committee has established pre-approval policies and procedures pursuant to which the Audit Committee approved the foregoing audit and permissible non-audit services provided by Virchow, Krause & Company, LLP in 2005.

Auditor Independence

        The Audit Committee has considered the nature of the above-listed services provided by Virchow, Krause & Company, LLP and determined that the provision of the services are compatible with maintaining its independence.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

        Under the Corporation’s bylaws, shareholder proposals with respect to the 2007 Annual Meeting of Shareholders, including nominations for directors, which have not been previously approved by the Board of Directors, must be submitted to the Secretary of the Corporation no later than November 27, 2006. Any such proposals must be in writing and sent either by personal delivery, nationally recognized express mail or United States mail, postage prepaid to Corporate Secretary, IntriCon Corporation, 1260 Red Fox Road, Arden Hills, Minnesota 55112. Each nomination or proposal must include the information required by the bylaws. All late or nonconforming nominations and proposals may be rejected by the officer presiding at the meeting.

        Please refer to “Nominating and Corporate Governance Committee” beginning on page 6 for additional information with respect to the procedures with respect to the nomination of directors.

        Shareholder proposals for the 2007 Annual Meeting of Shareholders must be submitted to the Corporation by November 27, 2006 to receive consideration for inclusion in the Corporation’s Proxy Statement relating to the 2007 annual meeting of shareholders. Any such proposal must also comply with SEC proxy rules, including SEC Rule 14a-8, and any applicable requirements set forth in the bylaws.

        In addition, shareholders are notified that the deadline for providing the Corporation timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Corporation’s 2007 Annual Meeting of Shareholders is November 27, 2006. As to all such matters which the Corporation does not have notice on or prior to November 27, 2006, discretionary authority shall be granted to the persons designated in the Corporation’s Proxy related to the 2007 annual meeting of shareholders to vote on such proposal.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

        A copy of the annual report to shareholders of the Corporation, including consolidated financial statements, for 2005 is being delivered with the proxy materials and is not to be regarded as proxy solicitation material.

        EACH SHAREHOLDER CAN OBTAIN A COPY OF THE CORPORATION’S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES FOR THE YEAR ENDED DECEMBER 31, 2005 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST TO: INTRICON CORPORATION, 1260 RED FOX ROAD, ARDEN HILLS, MINNESOTA 55112, ATTN: WILLIAM J. KULLBACK.

OTHER MATTERS

        The Corporation is not presently aware of any matters (other than procedural matters) that will be brought before the Meeting which are not reflected in the attached Notice of the Meeting. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (i) matters which the Corporation did not receive notice by November 28, 2005 were to be presented at the Meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the Meeting. In connection with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.

William J. Kullback
Chief Financial Officer, Secretary,
and Treasurer

APPENDIX A

INTRICON CORPORATION

2006 EQUITY INCENTIVE PLAN

1.    Purposes

        The purposes of the IntriCon Corporation 2006 Equity Incentive Plan (the “Plan”) are to (i) promote the long-term retention of employees of IntriCon Corporation (“IntriCon”), and its current and future subsidiaries (collectively, the “Company”), directors of IntriCon and other persons who are in a position to make significant contributions to the success of the Company; (ii) further reward these employees, directors and other persons for their contributions to the Company’s growth and expansion; (iii) provide additional incentive to these employees, directors and other persons to continue to make similar contributions in the future; and (iv) to further align the interests of these employees, directors and other persons with those of IntriCon’s shareholders. These purposes will be achieved by granting to such employees and other persons, in accordance with the provisions of this Plan, Options, Stock Appreciation Rights, Restricted Stock or Unrestricted Stock, Deferred Stock, Restricted Stock Units or Performance Awards, for shares of IntriCon’s common stock, par value $1.00 per share (“Common Stock”), or Supplemental Grants, or combinations thereof (collectively, “Awards”).

        As of the Effective Date of the Plan, no additional grants will be made under the Company’s 2001 Stock Option Plan and Amended and Restated Non-Employee Directors’ Stock Option Plan (collectively, the “Old Plans”). Any shares of Common Stock not subject to exercised or outstanding grants under the Old Plans may be issued under this plan (the “Old Plans’ Shares”). Outstanding grants under the Old Plans will continue to be governed by their terms under the Old Plans.

2.    Aggregate Number of Awards

        2.1    Shares Subject to the Plan and Maximum Awards.   The aggregate number of shares of Common Stock for which Awards may be granted under the Plan shall be 698,500 shares of Common Stock (which includes the Old Plans’ Shares); provided, however, that such share reserve shall be increased from time to time by a number of shares equal to the number of shares of Common Stock that are issuable pursuant to option grants outstanding under the Old Plans as of the Effective Date that but for the termination of the Old Plans as of the Effective Date, would otherwise have reverted to the share reserve of the Old Plans pursuant to the terms thereof as a result of the expiration, termination, cancellation or forfeiture of such options. Such maximum numbers of shares are subject to adjustment in accordance with Section 2.5. Treasury shares, reacquired shares (including shares of Common Stock purchased in the open market) and unissued shares of Common Stock may be used for purposes of the Plan, at IntriCon’s sole discretion. No fractional shares of Common Stock shall be delivered under the Plan.

        2.2    Section 162(m) Limits.   The maximum number of shares of Stock for which Stock Options may be granted to any person in any fiscal year and the maximum number of shares of Stock subject to SARs granted to any person in any fiscal year will each be 25,000. The maximum number of shares subject to other Awards granted to any person in any fiscal year will be 25,000 shares. The foregoing provisions will be construed in a manner consistent with Section 162(m).

        2.3    Reversion of Shares to the Share Reserve.   Shares of Common Stock that were issuable pursuant to an Award that has terminated but with respect to which such Award had not been exercised, shares of Common Stock that are issued pursuant to an Award but that are subsequently forfeited and shares of Common Stock that were issuable pursuant to an Award that was payable in Common Stock or cash but that was satisfied in cash, shall be available for future Awards under the Plan and shall not count toward the maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 2.1.

        2.4    Shares Used to Pay Exercise Price and Taxes.   If a Participant pays the exercise price of an Option by surrendering previously owned shares of Common Stock, as may be permitted by the Compensation Committee

(“Committee”) of the Board of Directors (“Board”) of IntriCon, and/or arranges to have the appropriate number of shares of Common Stock otherwise issuable upon exercise withheld by the Company to cover the withholding tax liability associated with the Option exercise, the surrendered shares of Common Stock and shares of Common Stock used to pay taxes shall not count towards the maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 2.1. If a Participant, as permitted by the Committee, arranges to have an appropriate number of shares of a Stock Award withheld by the Company to cover the withholding tax liability associated with such Stock Award, the shares of Common Stock used to pay taxes shall not count towards the maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 2.1.

        2.5    Other Items Not Included in Allocation.   The maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 2.1 shall not be affected by (i) the payment in cash of dividends or dividend equivalents in connection with outstanding Awards; (ii) the granting or payment of stock-denominated Awards which by their terms may be settled only in cash; or (iii) Awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who have become employees as a result of a merger, consolidation, or acquisition or other corporate transaction involving the Company.

        2.6    Adjustments.   In the event of any stock dividend, stock split, combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, divestiture or other distribution (other than ordinary cash dividends) of assets to shareholders, or any other event affecting the Common Stock that the Committee deems, in its sole discretion, to be similar circumstances, the Committee may make such adjustments as it may deem appropriate, in its discretion, to: (i) the maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 2.1; (ii) the maximum number of shares of Common Stock that may be granted to any single individual pursuant to Section 2.1; (iii) the number or kind of shares subject to an Award; (iv) the Exercise Price applicable to an Award; (v) any measure of performance that relates to an Award in order to reflect such change in the Common Stock; and/or (vi) any other affected terms of any equity-based Award. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, as the Committee may determine in its sole discretion.

        2.7    Par Value.   Notwithstanding anything herein to the contrary, if a Participant is required by applicable law to pay the par value of the Common Stock subject to an Award, such payment may be made in any form permitted by applicable law, including services performed or contracted to be performed, in the sole discretion of the Committee.

3.    Participation

        3.1    Eligible Persons.   All current and future employees of the Company, including officers (“Employees”), all directors of IntriCon (including directors who are Employees and directors who are not Employees) and all other persons who are not Employees or directors who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company, shall be eligible to receive Awards under the Plan (each, a “Participant”). No eligible Employee, director or other person shall have any right to receive an Award except as expressly provided in the Plan.

        3.2    Considerations to Participation.   The Participants who shall actually receive Awards under the Plan shall be determined by the Committee in its sole discretion. In making such determinations, the Committee shall consider the positions and responsibilities of eligible Employees and other persons, their past performance and contributions to the Company’s growth and expansion, the value of their services to the Company, the difficulty of finding qualified replacements, and such other factors as the Committee deems pertinent in its sole discretion.

        3.3    Cancellation and Modification of Awards.   In the event of a change in a Participant’s duties and responsibilities, or a transfer of the Participant to a different position, the Committee may cancel or modify any Award granted to such Participant or adjust the number of shares of Common Stock subject thereto commensurate with the transfer or change in responsibility, as determined by the Committee, in its discretion, provided that no such action shall violate the provisions of Section 5.1(b)(4), and provided further that the Committee may not modify or cancel Awards exercisable at the time of such change in duties or responsibilities or transfer or to which the Participant was irrevocably entitled at the time of such change or transfer.

4.    Administration

        4.1    Power and Authority.   The Committee shall have full and exclusive power to administer and interpret the Plan, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the Plan and the Awards as it may deem necessary in its discretion, from time to time. The Committee’s authority shall include, but not be limited to, the authority to: (i) determine the type of Awards to be granted under the Plan; (ii) select Award recipients and determine the extent of their participation; (iii) determine the method or formula for establishing the fair market value of the Common Stock for various purposes under the Plan; and (iv) establish all other terms, conditions, restrictions and limitations applicable to Awards and the shares of Common Stock issued pursuant to Awards, including, but not limited to, those relating to a Participant’s Retirement ( as defined in Section 6.1(e)), death, Disability, leave of absence or termination of employment. The Committee may accelerate or defer the vesting or payment of Awards, cancel or modify outstanding Awards, waive any conditions or restrictions imposed with respect to Awards or the Common Stock issued pursuant to Awards and make any and all other interpretations and determinations which it deems necessary with respect to the administration of the Plan, subject to the limitations contained in Section 5.1(b)(4) with respect to all Participants and subject to the provisions of Section 162(m) of the Code with respect to “covered employees” as defined thereunder, except that the Committee may not, without the consent of the holder of an Award or unless specifically authorized by the terms of the Plan or an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder. The Committee’s right to make any decision, interpretation or determination under the Plan shall be in its sole and absolute discretion.

        4.2    Administrators of the Plan.   The Plan shall be administered by the Committee. The Committee may delegate all or any portion of its authority hereunder to one or more subcommittees consisting of at least one Committee member (and references in this Plan to the “Committee” shall thereafter be to the Committee or such subcommittees). The Committee shall be comprised of no fewer than three members, each of whom must qualify as (i) an “Independent Director” within the meaning of Section 121 of the American Stock Exchange Company Guide or any future corresponding rule; (ii) a “non-employee director” within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), or any future corresponding rule; and (iii) an “outside director” within the meaning of the regulations promulgated under Section 162(m) of the Code, or any future corresponding rule, provided that the failure of the Committee or of the Board for any reason to be composed solely of Independent Directors, non-employee directors or outside directors shall not prevent an Award from being considered granted under this Plan. Without limiting the generality of the foregoing, the Committee shall have the authority to select a class of potential Award recipients and the extent of their participation and to delegate to an appropriate officer of the Company the authority to determine the individual Participants and amount and nature of the Award to be issued to such Participants, subject to such criteria, limitations and instructions as the Committee shall determine; provided, however, that no Awards shall be made pursuant to such delegation to a Participant who is subject to Section 16(b) of the 1934 Act.

        4.3    Administration of the Plan.   The Committee may adopt such rules for the administration of the Plan as it deems necessary or advisable, in its sole discretion. For all purposes of the Plan, a majority of the members of the Committee shall constitute a quorum, and the vote of a majority of the members of the Committee (or written consent of all of the members) on a particular matter shall constitute the act of the Committee on that matter. The Committee shall have the exclusive right to construe the Plan and any Award, to settle all controversies regarding the Plan or any Award, to correct defects and omissions in the Plan and in any Award, and to take such further actions as the Committee deems necessary or advisable, in its sole discretion, to carry out the purpose and intent of the Plan. Such actions shall be final, binding and conclusive upon all parties concerned.

        4.4    Liability; Indemnification.   No member of the Committee shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the good faith exercise of any authority or discretion granted in the Plan to the Committee, or for any act or omission of any other member of the Committee. The members of the Committee shall be entitled to indemnification and reimbursement to the fullest extent provided in IntriCon’s articles of incorporation, bylaws and applicable law. In the performance of its functions under the Plan, the Committee shall be entitled to rely upon information and advice furnished by IntriCon’s officers, accountants, counsel and other parties the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon such advice.

        4.5    Costs; Liabilities.   All costs incurred in connection with the administration and operation of the Plan shall be paid by the Company. Except for the express obligations of the Company under the Plan and under Awards granted in accordance with the provisions of the Plan, the Company shall have no liability with respect to any Award, or to any Participant or any transferee of shares of Common Stock from any Participant, including, but not limited to, any tax liabilities, capital losses, or other costs or losses incurred by any Participant or any such transferee.

5.    Types of Awards

        5.1    Options.

                  (a)    An Option is an Award entitling the recipient on exercise thereof to purchase Common Stock at a specified exercise price. Both “incentive stock options,” as defined in Section 422 of the Code (any Option intended to qualify as an incentive stock option is hereinafter referred to as an “ISO”), and Options that are not incentive stock options (any such Option is hereinafter referred to as a “non-ISO”), may be granted under the Plan. ISOs shall be awarded only to Employees. The maximum amount of ISOs that may be awarded under the Incentive Plan will not exceed 698,500 shares of Common Stock.

                  (b)    The exercise price of an Option shall be determined by the Committee subject to the following:

                            (1)    The exercise price of an ISO shall not be less than 100% (110% in the case of an ISO granted to a ten percent or greater shareholder) of the fair market value of the Common Stock subject to the ISO, determined as of the time the Option is granted. A ten percent shareholder is any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries.

                            (2)    The exercise price of a non-ISO shall not be less than 100% of the fair market value of the Common Stock subject to the non-ISO, determined as of the time the non-ISO is granted.

                            (3)    To the extent required by applicable law, the exercise price paid for Common Stock which is part of an original issue of authorized Common Stock shall not be less than the par value per share of the Common Stock.

                            (4)    In no case may the Committee reduce the exercise price of an Option at any time after the time of grant, including by amendment or cancellation and subsequent issuance, except in the case of an adjustment as set forth in Section 2.6(iv) or unless approved by Shareholders.

                            (5)    Notwithstanding (1) and (2) above, an Option (whether an ISO or non-ISO) may be granted with an exercise price determined according to the provisions of Section 424(a) of the Code, if the grant of such Option is pursuant to a transaction described in Section 424(a) of the Code.

                  (c)    The period during which an Option may be exercised shall be determined by the Committee, except that the period during which an Option may be exercised shall not exceed ten years (five years, in the case of an ISO granted to a ten percent shareholder) from the day immediately preceding the date the Option was granted.

                  (d)    An Option shall become exercisable at such time or times, and on such terms and conditions, as the Committee may determine. The Committee may at any time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (i) any documents required by the Committee and (ii) payment in full in accordance with Section 5.1(e) below for the number of shares for which the Option is exercised.

                  (e)    Stock purchased on exercise of an Option must be paid for as follows: (i) in cash or by check (acceptable to IntriCon in accordance with guidelines established for this purpose), bank draft or money order payable to the order of IntriCon or (ii) if so permitted by the instrument evidencing the Option (or in the case of an Option which is not an ISO, by the Board at or after grant of the Option), (A) through the delivery of shares of Common Stock which have been outstanding for at least six months (unless the Board expressly approves a shorter period) and which have a fair market value on the date of exercise at least equal to the exercise price, or (B) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to IntriCon sufficient funds to pay the exercise price (including in connection with a so-called “cashless exercise” effected by such broker), or (C) by any combination of the permissible forms of payment.

                  (f)     In the event a Participant tenders shares of Common Stock to pay the exercise price of an Option and/or arranges to have a portion of the shares otherwise issuable upon exercise withheld or sold to pay the applicable withholding taxes, in no case may the Committee grant “reload” or “restoration” options entitling the Participant to purchase shares of Common Stock equal to the sum of the number of such shares tendered to pay the exercise price and the number of shares used to pay the withholding taxes.

                  (g)     Any Employee who disposes of shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such shares to the Employee shall notify the Company of such disposition and of the amount realized upon such disposition.

        5.2    Stock Appreciation Rights.

                  (a)     A Stock Appreciation Right (“SAR”) is an Award entitling the recipient on its exercise to receive an amount, in cash or Common Stock or a combination thereof (such form to be determined by the Committee), determined in whole or in part by reference to appreciation in Common Stock value. In general, a SAR entitles the Participant to receive, with respect to each share of Common Stock as to which the SAR is exercised (110% of its fair market value in the case of grants to ten percent or greater shareholders), the excess of the share’s fair market value on the date of exercise over its fair market value on the date the SAR was granted, except that if a SAR is granted retroactively in substitution for an Option, the fair market value established by the Committee may be the fair market value at the time such Option was granted. Any such substitution of a SAR for an Option granted to a “covered employee” under Section 162(m) of the Code may only be made in compliance with the provisions thereof.

                  (b)     Notwithstanding the above, the Committee may provide at the time of grant that the amount the recipient is entitled to receive shall be adjusted upward or downward under rules established by the Committee to take into account the performance of the Common Stock in comparison with the performance of other stocks or an index or indices of other stocks. The Committee may also grant SARs that provide that following a Change in Control of the Company (as defined in Section 6.3(c)) the holder of such SAR shall be entitled to receive, with respect to each share of Common Stock subject to the SAR, an amount equal to the excess of a specified value (which may include an average of values) for a share of Common Stock during a period preceding such Change in Control over the fair market value of a share of Common Stock on the date the SAR was granted.

                  (c)     SARs may be granted in tandem with, or independently of, Options granted under the Plan. A SAR granted in tandem with an Option that is not an ISO may be granted either at or after the time the Option is granted. A SAR granted in tandem with an ISO may be granted only at the time the Option is granted.

                  (d)     When SARs are granted in tandem with Options, the following rules shall apply:

                            (1)     The SAR shall be exercisable only at such time or times, and to the extent, that the related Option is exercisable and shall be exercisable in accordance with the procedure required for exercise of the related Option.

                            (2)     The SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of shares covered by an Option shall not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR.

                            (3)     The Option shall terminate and no longer be exercisable upon the exercise of the related SAR.

                            (4)     The SAR shall be transferable only with the related Option.

                            (5)     A SAR granted in tandem with an ISO may be exercised only when the market price of the Stock subject to the Option exceeds the exercise price of such option.

                  (e)     A SAR not granted in tandem with an Option shall become exercisable at such time or times, and on such terms and conditions, as the Committee may specify. The Committee may at any time accelerate the time at which all or any part of the SAR may be exercised. Any exercise of an independent SAR must be in writing, signed by the proper person and delivered or mailed to IntriCon, accompanied by any other documents required by the Committee.

        5.3    Stock Awards.

                  (a)    Form of Awards.   The Committee may grant Awards (“Stock Awards”) which are payable in shares of Common Stock or denominated in units equivalent in value to shares of Common Stock or are otherwise based on or related to shares of Common Stock, including, but not limited to, Awards of Unrestricted Stock, Restricted Stock, Deferred Stock and Restricted Stock Units, subject to such terms, conditions, restrictions and limitations as the Committee may determine to be applicable to such Stock Awards, in its discretion, from time to time. The Committee may consider the impact of the conditions, restrictions or limitations applicable to a Stock Award, as well as the possibility of forfeiture or cancellation, in determining the fair market value for purposes of determining the number of shares of Common Stock allocable to a Stock Award. Without limiting the generality of the foregoing, the Committee may issue Stock Awards to Participants in connection with management or employee stock purchase programs.

                  (b)    Unrestricted Stock.   Shares of Common Stock may be used as payment for services rendered (including any compensation that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code), and unless otherwise determined by the Committee, no minimum vesting period shall apply to such shares. Any shares of Common Stock used for such payment shall be valued at the fair market value of such shares at the time of payment and shall be subject to such terms, conditions, restrictions and limitations as shall be determined by the Committee at the time of payment.

                  (c)    Restricted Stock.   A Restricted Stock Award entitles the recipient to acquire shares of Common Stock subject to the restrictions described in Section 5.3(c)(3) (“Restricted Stock”) for no consideration, nominal consideration or any higher price, all as determined by the Committee, subject to Section 2.7.

                            (1)     A Participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the Participant accepts the Award by written instrument delivered or mailed to IntriCon accompanied by payment in full of the specified purchase price, if any, of the shares covered by the Award. Payment may be by certified or bank check or other instrument acceptable to the Committee.

                            (2)     A Participant who receives Restricted Stock shall have all the rights of a shareholder with respect to such stock, including voting and dividend rights, subject to the restrictions described in 5.3(c)(3) and any other conditions imposed by the Committee at the time of grant. Unless the Committee otherwise determines, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are free of all restrictions under the Plan.

                            (3)     Except as otherwise specifically provided by the Plan or the Award, Restricted Stock may not be sold, assigned, exchanged, pledged, gifted or otherwise disposed of, or transferred, and if a Participant suffers a Status Change (as defined in Section 6.1) for any reason (other than by reason of death or Permanent Disability or Retirement), must be offered to IntriCon for purchase for the amount of cash paid for such stock, or forfeited to the Company if no cash was paid. These restrictions shall lapse at such time or times, and on such terms and conditions, as the Committee may determine. The Committee may at any time accelerate the time at which the restrictions on all or any part of the shares shall lapse.

                            (4)     Any Participant making, or required by an Award to make, an election under Section 83(b) of the Code with respect to Restricted Stock shall deliver to IntriCon, within ten days of the filing of such election with the Internal Revenue Service, a copy of such election.

                            (5)     The Committee may, at the time any Award described in this Section 5 is granted, provide that any or all the Common Stock delivered pursuant to the Award shall be Restricted Stock.

                            (6)     The Committee may, in its sole discretion, approve the sale to any Participant of shares of Common Stock free of restrictions under the Plan for a price which is not less than the par value of the Common Stock.

                  (d)    Deferred Stock.   A Deferred Stock Award entitles the recipient to receive shares of Common Stock to be delivered in the future. Delivery of the Common Stock shall take place at such time or times, and on such terms and conditions, as the Committee may determine. The Committee may at any time accelerate the time at which delivery of all or any part of the Common Stock shall take place. At the time any Award described in this Section 5 is granted, the Committee may provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant shall instead receive an instrument evidencing the Participant’s right to future delivery of Deferred Stock. Awards of Deferred Stock represent only an unfunded, unsecured promise to deliver shares in the future and do not give Participants any greater rights than those of an unsecured general creditor of the Company.

                  (e)    Restricted Stock Units.   A Restricted Stock Unit is an Award denominated in shares of Restricted Stock, pursuant to a formula determined by the Committee, which may be settled either in shares of Restricted Stock or in cash, in the discretion of the Committee, subject to such other terms, conditions, restrictions and limitations determined by the Committee from time to time.

        5.4    Supplemental Grants.   In connection with any Award under this Section 5, the Committee may grant a supplemental cash award to the Participant (a “Supplemental Grant”) not to exceed an amount equal to (i) the amount of any Federal, state and local income tax on ordinary income for which the Participant may be liable with respect to the Award, determined by assuming taxation at the highest marginal rate, plus (ii) an additional amount on a grossed-up basis intended to make the Participant whole on an after-tax basis after discharging all the Participant’s income tax liabilities arising from all payments under this Section 5. Any payments under this Section 5.4 shall be made at the time the Participant incurs Federal income tax liability with respect to the Award.

        5.5    Performance Awards.   A Performance Award entitles the recipient to receive, without payment, an Award or Awards described in this Section 5 (such form to be determined by the Committee) following the attainment of such performance goals, during such measurement period or periods, and on such other terms and conditions, all as the Committee may determine. Performance goals may be related to personal performance, corporate performance, group or departmental performance or any such other category of performance as the Committee may determine. The Committee shall have the authority to determine the performance goals, the period or period during which performance is to be measured and all other terms and conditions applicable to the Award.

        5.6    Section 162(m) Limitations.

                  (a)     If the Committee determines at the time an Award that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code is granted to a Participant that such Participant is, or may be as of the end of the tax year for which the Company would claim a tax deduction in connection with such Award, a “covered employee,” then this Section 5.6 is applicable to such Award under such terms as the Committee shall determine.

                  (b)     If an Award is subject to this Section 5.6, then any grant shall be subject to the achievement of specified levels of one or more of the following performance goals, unless and until the Company’s shareholders approve a change to such performance goals: operating income, net earnings, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT), net income, earnings per share, total shareholder return, cash flow, return on assets, decrease in expenses, Common Stock price, price-earnings multiple, comparisons to market indices, sales growth, market share, the achievement of certain quantitatively and objectively determinable non-financial performance measures including, but not limited to, operational measures, growth strategies, strategic initiatives, corporate development and leadership development, and any combination of the foregoing. The performance goals shall be determined and approved by the Committee within the first 90 days of each fiscal year. Awards subject to this Section 5.6 may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward. Prior to the payment of any Award subject to this Section 5.6, the Committee shall certify in writing that the applicable performance goal was satisfied.

                  (c)     The Committee shall have the discretion to impose such other restrictions on Awards subject to this Section 5.6 as it may deem necessary or appropriate to ensure that such Awards qualify as performance-based compensation for purposes of Section 162(m) of the Code. In the event that applicable tax/and or securities laws change to permit the Committee the discretion to alter the governing performance goals without obtaining shareholder approval, the Committee shall have the sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards, or modify existing Awards, that shall not qualify as performance-based compensation for purposes of Section 162(m) of the Code, the Committee may make such grants and modifications without satisfying the requirements of Section 162(m) of the Code.

        5.7    Section 409A of the Code.

                  (a)    Awards under the Plan are intended either to be exempt from or to satisfy the requirements of the rules of Section 409A of the Code and shall be construed accordingly. However, the Company shall not be liable to any Participant or other holder of an Award with respect to any Award-related adverse tax consequences arising under Section 409A or other provision of the Code.

                  (b)     To the extent that an Award under the Plan is intended to satisfy the requirements of Section 409A of the Code and a provision of the Plan or an Award agreement contravenes any Treasury regulations or other guidance promulgated under Section 409A of the Code or could cause an Award to be subject to the interest and additional tax under Section 409A of the Code, such provision of the Plan or Award shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority will contravene Section 409A of the Code or the Treasury regulations or other guidance promulgated thereunder.

                  (c)     Notwithstanding any provisions of this Plan or any Award granted hereunder to the contrary, no acceleration shall occur with respect to any Award to the extent such acceleration would cause the Plan or an Award granted hereunder to fail to comply with Section 409A of the Code.

                  (d)     Notwithstanding any provisions of this Plan or any applicable Award agreement to the contrary, no payment shall be made with respect to any Award granted under this Plan to a “specified employee” (as such term is defined for purposes of Section 409A of the Code) prior to the six-month anniversary of the employee’s separation of service to the extent such six-month delay in payment is required to comply with Section 409A of the Code.

6.    Events Affecting Outstanding Awards

        6.1    Termination of Service by Death or Permanent Disability or Retirement.   If a Participant who is an Employee or director ceases to be an Employee or director, or if there is a termination of the consulting, service or other relationship in respect of which a non-Employee Participant was granted an Award under the Plan (such termination of employment or other relationship referred to as a “Status Change”) in any case by reason of death or Permanent Disability or Retirement, the following rules shall apply, unless otherwise determined by the Committee:

                  (a)     All Options and SARs held by the Participant at the time of such Status Change shall automatically become exercisable in full and shall continue to be exercisable by the Participant or his or her heirs, executor, administrator or other legal representative for a period of one year after the Participant’s Status Change by reason of death or Permanent Disability and for a period equal to the unexpired term of the Option or SAR in the case of Retirement. After the expiration of such one-year period, all such Options and SARs shall terminate. In no event, however, shall an Option or SAR remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 6.1.

                  (b)     All Restricted Stock and Restricted Stock Units held by the Participant at the time of such Status Change shall automatically become free of all restrictions and conditions.

                  (c)     The Participant shall automatically be entitled to any payment or benefit under all Deferred Stock Awards, Performance Awards or Supplemental Grants, held by the Participant at the time of such Status Change.

                  (d)     “Disability” or “Permanent Disability” shall mean disability as defined in Section 22(e)(3) of the Internal Revenue Code or as otherwise determined by the Committee.

                  (e)     “Retirement” means termination of employment with or service to the Company by a Participant other than by reason of death or Permanent Disability or termination for Cause at a time when such Participant has attained age 65 or greater; provided that such Participant has performed a minimum of five Years of Service. For purposes of the Plan, “Years of Service” means each period of twelve consecutive months (including any permitted leaves of absences) beginning on the Participant’s first day of employment with or service to the Company and each anniversary thereof in which the Participant continues to be employed by or provide service to the Company.

        6.2    Termination of Service Other Than by Death or Permanent Disability or Retirement.   Subject to the provisions of Section 6.4, if a Participant suffers a Status Change other than by reason of death or Permanent Disability (as determined by the Committee) or Retirement, the following rules shall apply, unless otherwise determined by the Committee:

                  (a)     All Options and SARs held by the Participant at the time of such Status Change, to the extent then exercisable, shall continue to be exercisable by the Participant for a period of 90 days after the Participant’s Status Change. After the expiration of such 90-day period, all such Options and SARs shall terminate. In no event, however, shall an Option or SAR remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 6.2. All Options and SARs held by a Participant at the time of such Status Change that are not then exercisable shall terminate upon such Status Change.

                  (b)     All Restricted Stock held by the Participant at the time of such Status Change shall be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant) in accordance with Section 5.3(c) above.

                  (c)     Any payment or benefit under a Restricted Stock Unit, Deferred Stock Award, Performance Award, or Supplemental Grant, to which the Participant was not irrevocably entitled at the time of such Status Change shall be forfeited and the Award canceled as of the date of such Status Change.

                  (d)     For all purposes of this Section 6.2 and Section 6.3, the employment with the Company of a Participant who is an Employee shall not be deemed to have been terminated if the Participant is transferred from IntriCon to a subsidiary of IntriCon, or vice versa, or from one subsidiary of IntriCon to another and, in the sole discretion of the Committee, a Status Change shall not be deemed to have occurred if, on the date that a Participant’s employment, directorship, consulting, service or other relationship with the Company terminates, such Participant has an employment, directorship, consulting, service or other relationship with the Company that, in the discretion of the Committee, would otherwise permit such Participant to receive an Award under this Plan.

                  (e)     Anything in this Section to the contrary nothwithstanding, all Awards held by a Participant whose employment, directorship, consulting, service or other relationship with the Company was terminated for “Cause” shall, in the discretion of the Committee, terminate immediately as of the date of such Status Change. A termination by the Company of a Participant’s employment, directorship, consulting, service or other relationship with the Company shall be for “Cause” if the Committee determines that the Participant: (i) was guilty of fraud, gross negligence or willful misconduct in the performance of his or her duties for the Company, (ii) willfully and continually failed to perform substantially the Participant’s duties with the Company (other than any such failure resulting from incapacity due to Permanent Disability) after delivery of written demand for substantial performance to the Participant by the Board, the Committee or the Chief Executive Officer that specifically identified the manner in which the Board, the Committee or the Chief Executive Officer believed the Participant did not substantially perform his or her duties, (iii) breached or violated, in a material respect, any agreement between the Participant and the Company or any of the Company’s codes of conduct or corporate policies, including policy statements regarding conflicts-of-interest, insider trading or confidentiality, (iv) committed a material act of dishonesty or breach of trust, (v) acted in a manner that was inimical or injurious, in a material respect, to the business or interests of the Company, or (vi) was convicted of, or plead guilty or nolo contendere to, a felony or any other crime involving moral turpitude which subjects, or if generally known, would subject, the Company to public ridicule or embarrassment.

        6.3    Change in Control.

                  (a)     Notwithstanding the provisions of Section 6.3(b), in the event of a Change in Control (as defined in Section 6.3(c)), the following rules shall apply, unless otherwise expressly provided by the Committee in accordance with Section 6.3(d):

                            (1)     Each outstanding Option and SAR shall automatically become exercisable in full upon the occurrence of such Change in Control. This provision shall not prevent an Option or SAR from becoming exercisable sooner as to Common Stock or cash that would otherwise have become available under such Option or SAR during such period.

                            (2)     Each outstanding share of Restricted Stock shall automatically become free of all restrictions and conditions upon the occurrence of such Change in Control. This provision shall not prevent the earlier lapse of any restrictions or conditions on Restricted Stock that would otherwise have lapsed during such period.

                            (3)     Conditions on Restricted Stock Units, Deferred Stock Awards, Performance Awards and Supplemental Grants, which relate only to the passage of time and continued employment shall automatically terminate upon the occurrence of such Change in Control. This provision shall not prevent the earlier lapse of any conditions relating to the passage of time and continued employment that would otherwise have lapsed during such period. Performance or other conditions (other than conditions relating only to the passage of time and continued employment) shall continue to apply unless otherwise provided in the instrument evidencing the Awards or in any other agreement between the Participant and the Company or unless otherwise agreed to by the Committee.

                  (b)     The Committee may, in its discretion, at the time an Award is made hereunder or at any time prior to, coincident with or after the time of a Change in Control: (i) require the purchase and sale of any Awards for an amount of cash equal to the amount which a Participant could have obtained upon the exercise or realization of such rights had such Awards been currently exercisable; (ii) make such adjustment to the Awards then outstanding as the Committee deems appropriate to reflect such Change in Control; (iii) if applicable, provide that such Awards shall be cancelled upon the effectiveness of such Change of Control and converted into the right to receive the same consideration as shareholders are receiving in such Change of Control (net of any exercise price and/or purchase price payable by the Participant and/or Base Amount in the case of a SAR); and/or (iv) cause the Awards then outstanding to be assumed, or their rights substituted therefor, by the surviving or acquiring corporation in such Change in Control. The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem in the best interests of the Company.

                  (c)     A “Change in Control” means: (i) the occurrence of an event that would, if known to IntriCon’s management, be required to be reported by IntriCon as a change in control under Form 8-K pursuant to the 1934 Act; or (ii) the acquisition or receipt, in any manner, by any person (as defined for purposes of the 1934 Act) or any group of persons acting in concert, of direct or indirect beneficial ownership (as defined for purposes of the 1934 Act) of more than 50% of the combined voting securities ordinarily having the right to vote for the election of directors of IntriCon; or (iii) a change in the constituency of the Board with the result that individuals (the “Incumbent Directors”) who are members of the Board on the Effective Date (as defined in Section 13) cease for any reason to constitute at least a majority of the Board, provided that any individual who is elected to the Board after the Effective Date and whose nomination for election was unanimously approved by the Incumbent Directors shall be considered an Incumbent Director beginning on the date of his or her election to the Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as defined for purposes of the 1934 Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or (iv) the sale, exchange, liquidation or other disposition of all or more than 50% of IntriCon’s business or assets; unless in any such case, at least a majority of the Incumbent Directors determine, prior to the occurrence of such Change in Control, that no Change in Control has or will have occurred; or (v) the occurrence of a reorganization, merger, consolidation or other corporate transaction involving IntriCon, in each case, with respect to which IntriCon’s shareholders immediately prior to such transaction do not, immediately after such transaction, own more than 50% of the combined voting securities ordinarily having the right to vote for the election of directors of IntriCon or other corporation resulting from such transaction; or (vi) the approval by IntriCon’s shareholders of a complete liquidation or dissolution of IntriCon; or (vii) any similar transaction, circumstance or event which the Committee determines to constitute a Change in Control.

                  (d)     The provisions (or any of them) of Section 6.3(a) shall not apply to the extent expressly determined by at least 75% of the Incumbent Directors at a duly convened meeting of the Board held before the occurrence of a Change in Control.

                  (e)     Any good faith determination by the Committee as to whether a Change in Control within the meaning of this Section 6.3 has occurred shall be conclusive and binding on the Participants.

                  (f)     Compliance with Section 409A of the Code. In the case of an Award providing for the payment of deferred compensation subject to Section 409A of the Code, any payment of such deferred compensation by reason of a Change in Control shall be made only if the event constituting the Change in Control is an event described in subsection (a)(2)(A)(v) of Section 409A of the Code and Treasury regulations or other guidance thereunder and shall be paid consistent with the requirements of Section 409A. If any deferred compensation that would otherwise be payable by reason of a Change in Control cannot be paid by reason of the immediately preceding sentence, it shall be paid as soon as practicable thereafter consistent with the requirements of Section 409A of the Code, as determined by the Committee.

        6.4    Special Forfeiture Provisions Following a Termination of Employment.   Notwithstanding the provisions of Section 6.2, in any instance where the rights of a Participant with respect to an Award extend beyond a Status Change other than by reason of death, all of such rights shall terminate and be forfeited, if, in the determination of the Committee, the Participant, at any time prior or subsequent to such Status Change (a) breaches or violates, in a material way, the terms of any agreement with the Company, including any employment agreement, termination agreement, confidentiality agreement, non-solicitation agreement or non-competition agreement or (b) engaged or engages in conduct that would have permitted the Company to terminate such Participant’s employment for “Cause” (as defined in Section 6.2(e)) if such Participant was still an employee of the Company.

7.    Grant and Acceptance of Awards

        7.1    Evidence of Approval.   The Committee’s approval of a grant of an Award under the Plan, including the names of Participants and the size of the Award, including the number of shares of Common Stock subject to the Award, shall be reflected in minutes of meetings held by the Committee or in written consents signed by members of the Committee. Once approved by the Committee, each Award shall be evidenced by such written instrument, containing such terms as are required by the Plan and such other terms, consistent with the provisions of the Plan, as may be approved from time to time by the Committee.

        7.2    Award Agreements.   Each instrument may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which shall evidence agreement to the terms thereof. The grant of an Award shall not impose any obligation on the Participant to accept the Award.

        7.3    Conditions.   Except as specifically provided by the Plan or the instrument evidencing an Award, a Participant shall not become a shareholder of IntriCon until (i) the Participant makes any required payments in respect of the Common Stock issued or issuable pursuant to the Award, (ii) the Participant furnishes IntriCon with any required agreements, certificates, letters or other instruments, and (iii) the Participant actually receives the shares of Common Stock. Subject to any terms and conditions imposed by the Plan or the instrument evidencing an Award, upon the occurrence of all of the conditions set forth in the immediately preceding sentence, a Participant shall have all rights of a shareholder with respect to shares of Common Stock, including, but not limited to, the right to vote such shares and to receive dividends and other distributions paid with respect to such shares. The Committee may, upon such terms and conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any and all Common Stock subject to the Participant’s Award, had such Common Stock been outstanding. Without limitation, the Board may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

        7.4    Payments and Deferrals.   Payment of Awards may be in the form of cash, shares of Common Stock, other Awards, or combinations thereof as the Committee shall determine, subject to such terms, conditions, restrictions and limitations as it may impose. The Committee may postpone the exercise of Options or SARs, and may require or permit Participants to elect to defer the receipt or issuance of shares of Common Stock pursuant to Awards or the settlement of Awards in cash under such rules and procedures as it may establish, in its discretion, from time to time. The Committee may adopt deferred compensation plans to permit a Participant to defer the time when such Award is recognized for income tax purposes. It also may provide for deferred settlements of Awards including the payment or crediting of earnings on deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in common share equivalents. In addition, the Committee may stipulate in an Award Agreement, either at the time of grant or by subsequent amendment, that a payment or portion of a payment of an Award be delayed in the event that Section 162(m) of the Code (or any successor or similar provision of the Code) would disallow a tax deduction by the Company for all or a portion of such payment. The period of any such delay in payment shall be until the payment, or portion thereof, is tax deductible, or such earlier date as the Committee shall determine in its discretion.

        7.5    Removal of Restrictions.   Notwithstanding any other provision of the Plan, the Company shall not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove any restriction from shares of Common Stock previously delivered under the Plan (i) until all conditions to the Award have been satisfied or removed, (ii) until, in the opinion of counsel to the Company, all applicable Federal and state laws and regulations have been complied with, (iii) if the outstanding Common Stock is at the time listed on any stock exchange or included for quotation on an inter-dealer system, until the shares to be delivered have been listed or included or authorized to be listed or included on such exchange or system upon official notice of notice of issuance, (iv) if it might cause the Company to issue or sell more shares of Common Stock that the Company is then legally entitled to issue or sell, and (v) until all other legal matters in connection with the issuance and delivery of such shares have been approved by counsel to the Company. If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of an Award, such representations or agreements as counsel to the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Common Stock bear an appropriate legend restricting transfer. If an Award is exercised by the Participant’s legal representative, the Company shall be under no obligation to deliver Common Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

8.    Tax Withholding

        The Company shall withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all Federal, state and local withholding tax requirements (the “withholding requirements”). In the case of an Award pursuant to which Common Stock may be delivered, the Committee shall have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Common Stock. If and to the extent that such withholding is required, the Committee may permit a Participant or such other person or entity to elect at such time and in such manner as the Committee may determine to have the Company hold back from the shares of Common Stock to be delivered, or to deliver to the Company, Common Stock having a value calculated to satisfy the withholding requirement. If at the time an ISO is exercised, the Committee determines that the Company could be liable for withholding requirements with respect to a disposition of the Common Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (i) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code) of Common Stock received upon exercise, and (ii) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such security.

9.    Dividends and Dividend Equivalents

        The Committee may provide that Stock Awards shall earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to an account maintained on the books of the Company. Any payment or crediting of dividends or dividend equivalents will be subject to such terms, conditions, restrictions and limitations as the Committee may establish, from time to time, including reinvestment in additional shares of Common Stock or common share equivalents. Unless the Committee determines otherwise, any Employee subject to the reporting requirements of Section 16(a) of the 1934 Act may not participate in dividend reinvestment programs established under the Plan. The Committee shall determine the Participant’s rights under the Plan with respect to extraordinary dividends or distributions on the shares of Common Stock.

10.    Voting

        The Committee shall determine whether a Participant shall have the right to direct the vote of shares of Common Stock allocated to a Stock Award. If the Committee determines that an Award shall carry voting rights, the shares allocated to such Award shall be voted by the Company’s Secretary, or such other person as the Committee may designate in accordance with instructions received from the Participant (unless to do so would constitute a violation of fiduciary duties). Shares as to which no instructions are received shall be voted by the Committee or its designee proportionately in accordance with instructions received from Participants in the Plan (unless to do so would constitute a violation of fiduciary duties).

11.    Unfunded Plan

        Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not create any fiduciary relationship between the Company on behalf of any Participant or other person. To the extent any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant any right, title, or interest in any assets of the Company.

12.    Rights as Shareholder

        Unless the Committee determines otherwise, a Participant shall not have any rights as a shareholder with respect to shares of Common Stock covered by an Award until the date the Participant becomes the holder of record with respect to such shares in accordance with Section 7.3. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 9.

13.    Effective Date and Term of Plan

        The effective date of this Plan (the “Effective Date”) is April 26, 2006, the date on which the Plan was approved by the affirmative vote of the holders of IntriCon’s Common Stock. No Award shall be granted more than ten years after the Effective Date.

14.    Effect, Amendment, Suspension and Termination

        Unless otherwise determined by the Committee, Awards received by Participants under the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of calculating payments or benefits under any Company benefit plan or severance program. No Employee, director or other person shall have any claim or right to be granted an Award under the Plan. There shall be no obligation of uniformity of treatment of Employees, directors or other persons under the Plan and the terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated). Neither adoption of the Plan nor the grant of Awards to a Participant shall affect the Company’s right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Common Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Common Stock may be issued to Employees or other persons or entities. The Committee reserves the right, at any time and from time to time, to amend the Plan in any way, or to suspend or terminate the Plan, effective as of the date specified by the Committee when it takes such action, which date may be before or after the date the Committee takes such action; provided that any such action shall not affect any Awards granted before the actual date on which such action is taken by the Committee; and further provided that the approval of IntriCon’s shareholders shall be required whenever necessary for the Plan to continue to satisfy the conditions of Rule 16b-3 under the 1934 Act, Section 422 of the Code with respect to the award of ISOs (unless the Board determines that ISOs shall no longer be granted under the Plan), any bylaw, rule or regulation of the market system or stock exchange on which IntriCon’s Common Stock is then listed or admitted to trading, or any other applicable law, rule or regulation. Unless terminated earlier by the Board, this Plan shall terminate on such date (which shall not be prior to April 26, 2016) as all Awards under the Plan have been exercised or shall have terminated.

15.    Other Provisions

        15.1    Future Rights.   Nothing contained in the Plan or any Award shall confer upon any Employee or other Participant the right to continue in the employ of, or to continue to provide service to, the Company or any affiliated person, or interfere in any way with the right of the Company or any affiliated person to terminate the employment or service of any Employee or other Participant for any reason.

        15.2    Grant Date.   Corporate action constituting an offer by IntriCon of Common Stock to any Participant under the terms of an Award shall be deemed completed as of the date of grant of the Award, regardless of when the instrument, certificate, or letter evidencing the Award is actually received or accepted by the Participant.

        15.3    Transferability.   None of a Participant’s rights under any Award or under the Plan may be assigned or transferred in any manner other than by will or under the laws of descent and distribution. The foregoing shall not, however, restrict a Participant’s rights with respect to Unrestricted Stock or the outright transfer of cash, nor shall it restrict the ability of a Participant’s heirs, estate, beneficiaries, or personal or legal representatives to enforce the terms of the Plan with respect to Awards granted to the Participant. Notwithstanding the foregoing, at the discretion of the Committee, the terms of an Award may permit a Participant to transfer such Award to one or more members of the Participant’s family or to trusts, family partnerships, or other entities for the benefit of the Participant and/or members of the Participant’s family to the extent provided in such Award and permitted under the terms for use of Form S-8 promulgated under the Securities Act of 1933, as amended.

        15.4    Governing Law.   The Plan, and all Awards granted hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

        15.5    Interpretation.   The headings of the Sections of the Plan are for convenience of reference only and shall not affect the interpretation of the Plan. All pronouns and similar references in the Plan shall be construed to be of such number and gender as the context requires or permits. When used in this Plan, the words “including” and “include” shall be deemed followed by the words “without limitation.” Except as otherwise indicated, the term “person” as used in the Plan shall include individuals, corporations, partnerships, trusts, estates, limited liability companies and partnerships and any other type of entity.

        15.6    Severability.   If any provision of the Plan is determined to be unenforceable for any reason, then that provision shall be deemed to have been deleted or modified to the extent necessary to make it enforceable, and the remaining provisions of the Plan shall be unaffected.

        15.7    Notices.   All notices with respect to the Plan shall be in writing and shall be hand delivered or sent by certified mail or reputable overnight delivery service, expenses prepaid. Notices to the Company or the Committee shall be delivered or sent to IntriCon’s headquarters to the attention of its Chief Financial Officer. Notices to any Participant or holder of shares of Common Stock issued pursuant to an Award shall be sufficient if delivered or sent to such person’s address as it appears in the regular records of the Company or its transfer agent.

        15.8    Prior Services.   In any case that a Participant purchases Common Stock under an Award for a price equal to the par value of the Common Stock, the Committee may determine, in its sole discretion, that such price has been satisfied by past services rendered by the Participant.

        15.9    Fair Market Value.   For the purposes of the Plan and any Award granted hereunder, unless otherwise determined by the Committee, the term “fair market value” of Common Stock on a specified date shall mean the last sale price for one share of Common Stock on the last trading day on or before the specified date, as reported on the American Stock Exchange, or on such other market system or stock exchange on which IntriCon’s Common Stock is then listed or admitted to trading, or, if the foregoing does not apply, the market value determined by the Board.

        15.10    Reduction of Payments.   Unless otherwise agreed upon in writing by the Company and a Participant, in the event that any payment, benefit or transfer under the Plan to or for the benefit of a Participant pursuant to a Change in Control from the Company or otherwise (a “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this Section 15.10, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be reduced to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless the Participant elects in writing a different order (provided, however, that such election shall be subject to the Company’s approval if made on or after the date on which the event that triggers the Payment occurs): reduction of cash payments; cancellation of accelerated vesting of Awards; and reduction of employee benefits. In the event that the acceleration of vesting of Award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Participant’s Awards unless the Participant elects in writing a different order for cancellation.

        15.11    Successors and Assigns.   The Plan and any applicable Award Agreement entered into under the Plan shall be binding on all successors and assigns of a Participant, including the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

INTRICON CORPORATION
ARDEN HILLS, MINNESOTA 55112

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints MARK S. GORDER and WILLIAM J. KULLBACK with full power of substitution, as proxies and hereby authorizes them to represent and to vote all the Common Shares of IntriCon Corporation held of record by the undersigned on March 17, 2006, at the annual meeting of shareholders to be held on April 26, 2006, or any postponement or adjournment thereof.

All proxy agents present and acting in person or by their substitutes (or, if only one is present and acting, then that one) may exercise all of the powers conferred by this proxy. Discretionary authority is conferred by this proxy with respect to certain matters, as described in IntriCon Corporation’s proxy statement.

☒	Please mark your votes as in this example.

1.	To elect the following director nominee to hold office for three years until his successor has been duly elected and qualified, as more fully described in the accompanying proxy statement.

01-Nicholas A. Giordano ☐ FOR NOMINEE ☐ WITHHOLD AUTHORITY

2.	To approve the 2006 Equity Incentive Plan, as more fully described in the accompanying proxy statement.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting.

PLEASE SEE REVERSE FOR PROXY VOTING IN INSTRUCTIONS

THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED AS INSTRUCTED ABOVE. IF INSTRUCTIONS ARE NOT GIVEN, THEY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEE AND FOR THE APPROVAL OF THE 2006 EQUITY INCENTIVE PLAN. WITH RESPECT TO SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, SAID PROXY IS AUTHORIZED TO VOTE IN ACCORDANCE WITH ITS BEST JUDGMENT.

By signing this proxy, you hereby acknowledge receipt of the 2005 Annual Report to Shareholders, Notice of the Company’s 2006 Annual Meeting of Shareholders and the Company’s Proxy Statement

____________________________ Date ________, 2006 Signature ____________________________ Date ________, 2006 Signature (if joint account)

NOTE: Please sign and date and return in the pre-paid envelope provided. Your signature should appear exactly as your name appears in the space to the left. For joint accounts, any co-owner may sign. When signing as attorney, executor, administrator, or fiduciary, please give your full title as such.

YOUR VOTE IS IMPORTANT
VOTE TODAY IN ONE OF THREE WAYS:

1.	VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed.

Call toll-free in the U.S. or Canada at 1-866-626-4508 on a touch-tone telephone

OR

2.	VOTE BY INTERNET: Log-on to www.votestock.com Enter your control number printed below Vote your proxy by checking the appropriate boxes Click on “Accept Vote”

OR

3.	VOTE BY MAIL: If you do not wish to vote by telephone or over the internet, please complete, sign, date and return the above proxy card in the prepaid envelope provided.

YOUR CONTROL NUMBER IS:

You may vote by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.